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Filed pursuant to Rule 424(b)(5)
Registration No. 333-202368

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 27, 2015)

$300,000,000

LifePoint Health, Inc.

        % Senior Notes due 2023

         LifePoint Health, Inc. is offering $300,000,000 aggregate principal amount of        % senior notes due 2023 (the "notes"). The notes will bear interest at the rate of        % per year. Interest on the notes is payable on            and            of each year, beginning on                , 2016. The notes will mature on                , 2023.

         We may redeem all or a portion of the notes at any time prior to                , 2018 at a price equal to 100% of the principal amount of the notes redeemed plus an applicable "make-whole" premium as described in this prospectus supplement, plus accrued and unpaid interest, if any, to the redemption date. At any time on or after                , 2018, we may redeem all or a portion of the notes at the redemption prices set forth in this prospectus supplement plus accrued and unpaid interest, if any, to the redemption date. In addition, before                , 2018, we may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net proceeds of certain equity offerings at the redemption price set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to the redemption date. If we experience specific kinds of changes in control, we must offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

         We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the financing of possible acquisitions and repurchases of our outstanding common stock from time to time.

         The notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness. Our obligations under the notes will be guaranteed, jointly and severally, on an unsecured senior basis by certain of our existing and future domestic subsidiaries. The notes and the note guarantees will rank equal in right of payment to all of our and the guarantors' existing and future senior indebtedness. The notes and the guarantees will rank senior in right of payment to all of our and the guarantors' existing and future subordinated indebtedness. The notes and the guarantees will be effectively subordinated to our and the guarantors' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, including our senior secured credit facilities, and will be structurally subordinated to all obligations of any of our subsidiaries that do not guarantee the notes.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-11.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total

Public Offering Price(1)%	$

Underwriting Discount %	$

Proceeds to LifePoint Health, Inc. (before expenses)%	$

(1)
Plus accrued interest, if any, from                , 2015.

         The underwriters expect to deliver the notes to purchasers in book-entry form through the facilities of The Depository Trust Company on or about                , 2015, which is the tenth business day following the date of the pricing of the notes (such settlement being referred to as "T+10"). You should be advised that trading of the notes may be affected by the T+10 settlement. See "Underwriting."

         The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Joint-Book-Running Managers

Citigroup	Barclays	BofA Merrill Lynch

Goldman, Sachs & Co.	J.P. Morgan	UBS Investment Bank

Co-Managers

Fifth Third Securities	Mitsubishi UFJ Securities	SunTrust Robinson Humphrey

Credit Agricole CIB	Regions Securities LLC	SMBC Nikko

November     , 2015

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which we refer to as the "accompanying prospectus." The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes. The accompanying prospectus also incorporates by reference documents that are described under "Incorporation by Reference" in that prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed by us with the SEC. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We have not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

MARKET AND INDUSTRY DATA

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include market share and industry data and forecasts that we obtained from industry publications, third-party surveys and internal company surveys. Although we believe that the third-party sources are reliable, neither we nor the underwriters have independently verified market industry data provided by third parties or by industry or general publications, and neither we nor the underwriters take any further responsibility for this data. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the sections entitled "Forward- Looking Statements" and "Risk Factors" below.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

        We own or have rights to use the trademarks, trade names and service marks that we use in conjunction with the operation of our business. We own the trademarks Making Communities Healthier®, LifePoint Health® and LifePoint®. We do not own any trademark, trade names or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

S-ii

FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus supplement and the accompanying prospectus and in reports and in statements we file with the SEC and/or release to the public. In addition, our senior management makes forward-looking statements orally to analysts, investors, the media and others. Broadly speaking, forward-looking statements include:

  •
  projections of our revenues, expenses, net income, earnings per share, capital expenditures, cash flows, debt repayments, interest rates, operating statistics and data or other financial items;

  •
  efforts to reduce the cost of providing healthcare while increasing quality;

  •
  descriptions of plans or objectives of our management for future operations, services or growth plans including acquisitions, divestitures, business strategies, core strategies and other initiatives, including our relationship with Duke University Health System, Inc. through Duke LifePoint Healthcare;

  •
  interpretations of Medicare and Medicaid laws and regulations and their effect on our business; and

  •
  descriptions of assumptions underlying or relating to any of the foregoing.

        In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, for example, we make forward-looking statements, including statements discussing our expectations about:

  •
  this offering, including the use of proceeds, stabilizing transactions and the issuance and delivery of the notes;

  •
  future financial performance and condition;

  •
  future liquidity and capital resources;

  •
  future cash flows;

  •
  existing debt;

  •
  changes in depreciation and amortization expenses;

  •
  our business strategy and operating philosophy;

  •
  effects of competition in a hospital's market;

  •
  costs of providing care to our patients;

  •
  our compliance with new and existing laws and regulations as well as costs and benefits associated with compliance;

  •
  the impact of national healthcare reform;

  •
  other income from electronic health records;

  •
  anticipated capital expenditures, including routine projects, investments in information systems and capital projects related to recent acquisitions and the expectation that capital commitments could be a significant component of future acquisitions;

  •
  timeframes for completion of capital projects;

  •
  implementation of supply chain management and revenue cycle functions;

  •
  the impact of accounting methodologies;

  •
  industry and general economic trends;

S-iii

  •
  patient shifts to lower cost healthcare plans which generally provide lower reimbursement;

  •
  reimbursement changes, including policy considerations and changes resulting from state budgetary restrictions;

  •
  patient volumes and related revenues;

  •
  claims and legal actions relating to professional liabilities;

  •
  governmental investigations and voluntary self-disclosures; and

  •
  physician recruiting and retention.

        Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "can," "could," "may," "should," "believe," "will," "would," "expect," "project," "estimate," "seek," "anticipate," "intend," "target," "continue," "predict" or similar expressions. You should not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. We do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

        There are several factors, some beyond our control that could cause results to differ significantly from our expectations. Some of these factors, as well as other factors such as market, operational, liquidity, interest rate and other risks, are described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Any factor described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein could by itself, or together with one or more factors, adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein that could also cause results to differ from our expectations.

S-iv

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider before investing in the notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Please read "Risk Factors," beginning on page S-11 of this prospectus supplement for more information about important risks that you should consider before buying the notes. Unless otherwise indicated or the context otherwise requires, LifePoint Health, Inc. (formerly LifePoint Hospitals, Inc.) and its subsidiaries are referred to herein as "LifePoint," the "Company," "we," "our" or "us."

 Our Company

        We own and operate community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 21 states throughout the United States. At September 30, 2015, on a consolidated basis, we operated 67 hospital campuses, having a total of 8,253 licensed beds. We generate revenues primarily through patient services offered at our facilities. We generated revenues of $1,309.5 million and $1,166.0 million during the three months ended September 30, 2015 and 2014, respectively, and $3,843.6 million and $3,220.2 million during the nine months ended September 30, 2015 and 2014, respectively. During the three months ended September 30, 2015 and 2014, respectively, we derived 46.4% and 44.9% of our revenues, collectively, from the Medicare and Medicaid programs and 45.8% and 45.2% during the nine months ended September 30, 2015 and 2014, respectively. Payments made to our facilities pursuant to the Medicare and Medicaid programs for services rendered rarely exceed our costs for such services. As a result, we rely largely on payments made by private or commercial payors, together with certain limited services provided to Medicare recipients, to generate an operating profit. The healthcare industry continues to endure a period where the costs of providing care are rising faster than reimbursement rates from government or private commercial payors. This places a premium on efficient operation, the ability to reduce or control costs and the need to leverage the benefits of our organization across all of our facilities.

        Our hospitals typically provide the range of medical and surgical services commonly available in hospitals in non-urban markets. These services include general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, rehabilitation services, pediatric services, and, in some of our hospitals, specialized services such as open-heart surgery, skilled nursing, psychiatric care and neuro-surgery. In many markets, we also provide outpatient services such as same-day surgery, laboratory, x-ray, respiratory therapy, imaging, sports medicine and lithotripsy. The services provided at any specific hospital depend on factors such as community need for the service, whether physicians necessary to operate the service line safely are members of the medical staff of that hospital, whether the service might be supported by community residents, and any contractual or certificate of need restrictions that exist. Like most hospitals located in non-urban markets, our hospitals do not engage in extensive medical research and medical education programs. However, eight of our hospitals have affiliations with medical schools, including the clinical rotation of medical and pharmacy students, and two of our hospitals own and operate schools of nursing and other allied health professions.

        We seek to fulfill our mission of Making Communities Healthier® by striving to (1) improve the quality and types of healthcare services available in our communities; (2) provide physicians with a positive environment in which to practice medicine, with access to necessary equipment and resources; (3) develop and provide a positive work environment for employees; (4) expand each hospital's role as a community asset; and (5) improve each hospital's financial performance. We expect our hospitals to be the place where patients choose to come for care, where physicians want to practice medicine and where employees want to work.

 Industry Overview

        We believe that non-urban communities present opportunities for us because of the following factors:

  •
  Less Competition than Urban Markets.  Because non-urban communities have smaller populations, they generally have fewer hospitals and other healthcare service providers. Because non-urban hospitals are generally the sole providers of inpatient services in their markets, there is limited competition. However, we are experiencing an increase in competition from other specialized care providers, including outpatient surgery, oncology, physical therapy and diagnostic centers, as well as competing services rendered in physician offices.

  •
  Community Focus.  We believe that the local hospital generally is viewed as an integral part of the community. In addition, we believe that non-urban communities can have a higher level of patient and physician loyalty that fosters cooperative relationships among the local hospitals, physicians, employees, patients and local government authorities.

  •
  Acquisition Opportunities.  Currently, not-for-profit and governmental entities own most non-urban hospitals. These entities often have limited access to the capital needed to keep pace with advances in medical technology. In addition, these entities sometimes lack the resources to leverage their professional staff in the manner necessary to control hospital expenses, recruit and retain physicians, expand healthcare services and comply with increasingly complex reimbursement and managed care requirements. As a result, patients may migrate, be referred by local physicians, or be encouraged by managed care plans to travel to hospitals in larger, urban markets. We believe that, as a result of these pressures, many not-for-profit and governmental owners of non-urban hospitals who wish to maximize the value of their community assets and preserve the local availability of quality healthcare services are interested in selling or leasing these hospitals to a company like ours, that is committed to the local delivery of healthcare and that has greater access to capital and management resources.

Business Strategy

        In order to achieve growth in patient volumes, revenues and profitability given the competitive and structural environment, we continue to focus our business strategy on the following:

  •
  Measurement and improvement of quality of patient care and perceptions of such quality in communities where our hospitals are located;

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  Targeted recruiting of primary care physicians and physicians in key specialties;

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  Retention of physicians and efforts to improve physician satisfaction, including employing a greater number of primary care physicians as well as physicians in certain specialties;

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  Retention and, where needed, recruitment of non-physician employees involved in patient care and efforts to improve employee satisfaction;

  •
  Targeted investments in new technologies, new service lines and capital improvements at our facilities;

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  Improvements in management of expenses and revenue cycle;

  •
  Negotiation of improved reimbursement rates with non-governmental payors;

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  Strategic growth through acquisition and integration of hospitals and other healthcare facilities where valuations are attractive and we can identify opportunities for improved financial performance through our management or ownership; and

  •
  Developing strategic partnerships with not-for-profit healthcare providers to achieve growth in new regions.

        As part of our ongoing efforts to further manage costs and improve the results of our revenue cycle, we have partnered with a third party to provide certain non-clinical business functions, including payroll processing, supply chain management and revenue cycle functions. We believe this model of sharing centralized resources to support common business functions across multi-facility enterprises provides us efficiencies and is the most cost effective approach to managing these non-clinical business functions.

Recent Developments

        Consistent with our acquisition strategy, through Duke LifePoint Healthcare, we have executed an agreement to acquire Central Carolina Hospital in Sanford, North Carolina and Frye Regional Medical Center in Hickory, North Carolina. We currently expect to close this acquisition between late in the fourth quarter of 2015 to middle of the first quarter of 2016; however, this acquisition is subject to receipt of regulatory approvals and other customary closing conditions and may not be consummated timely or at all. In addition, we have submitted to the Office of the Attorney General of Georgia an agreement in principle to acquire St. Francis Hospital in Columbus, Georgia, and a letter of intent to acquire Providence Hospitals, comprised of two hospitals in Columbia, South Carolina. We currently expect to close these acquisitions in the fourth quarter of 2015 or in the first quarter of 2016; however, they are subject to execution of definitive documentation, receipt of regulatory approvals and other customary closing conditions and may not be consummated timely or at all. We currently anticipate that the purchase prices for these three pending acquisitions will aggregate to approximately $650 million.

Additional Information

        We are a Delaware corporation. Our principal executive offices are located at 330 Seven Springs Way, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 920-7000. Our corporate website address is www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus and you should not rely on that information.

 THE OFFERING

        The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the "Description of Notes" section of this prospectus supplement for a more detailed description of the notes.

Issuer	LifePoint Health, Inc.
Securities Offered	$300,000,000 aggregate principal amount of % Senior Notes due 2023
Maturity Date	, 2023
Interest	Interest on the notes will accrue at the rate of % per annum, payable semi-annually in arrears.
Interest Payment Dates	We will pay interest on the notes semi-annually on and of each year, commencing , 2016.
Ranking	The notes will be our senior unsecured obligations. Accordingly, they will rank:
• equal in right of payment to our existing and future senior indebtedness;
• senior in right of payment to our existing and future subordinated indebtedness;
• effectively subordinated in right of payment to our secured debt to the extent of the value of the assets securing such debt, including our senior secured credit facilities; and
• structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our existing or future non-guarantor subsidiaries.

As of September 30, 2015, on an as adjusted basis after giving effect to the issuance of notes in this offering and the receipt of proceeds therefrom, we and the guarantors would have had approximately $2,482.6 million of total debt, excluding an unamortized discount and premium, $682.6 million of which would have been secured, and we would have had the ability to borrow an additional $331.3 million under our senior secured credit facilities, which represents $350.0 million available under our revolving credit facility thereunder, net of outstanding letters of credit of $18.7 million, but excludes amounts available under the uncommitted accordion features of our senior secured credit facilities.

As of September 30, 2015, on an as adjusted basis after giving effect to the issuance of notes in this offering and the receipt of proceeds therefrom, the aggregate liabilities of our non-guarantor subsidiaries, including trade payables and excluding intercompany payables, would have been approximately $356.8 million.

Our non-guarantor subsidiaries accounted for $1,663.4 million, or 43.3%, of our total revenues for the nine months ended September 30, 2015 and $1,738.0 million, or 31.0%, of our assets (excluding intercompany receivables) and $356.8 million, or 11.1%, of our liabilities (excluding intercompany liabilities) as of September 30, 2015.
Guarantees	The notes will be jointly and severally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries. Each subsidiary guarantee will rank:
• equal in right of payment to the guarantor's existing and future senior indebtedness;
• senior in right of payment to the guarantor's existing and future subordinated indebtedness; and

•

effectively subordinated in right of payment to the secured debt of the guarantor to the extent of the value of the assets securing such debt, including guarantees under our senior secured credit facilities.

Optional Redemption
We may redeem the notes, in whole or in part, at any time prior to , 2018 at a price equal to 100% of the principal amount of the notes redeemed plus an applicable "make-whole" premium (as described in "Description of Notes—Optional Redemption"), plus accrued and unpaid interest, if any, to the date of redemption. We may redeem the notes, in whole or in part, at any time on or after , 2018 at the redemption prices listed under "Description of Notes—Optional Redemption" plus accrued and unpaid interest, if any, to the date of redemption.

At any time before , 2018, we may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price equal to % of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption; provided that:
• at least 65% of the aggregate principal amount of the notes remains outstanding immediately after the occurrence of such redemption; and
• such redemption occurs within 180 days of the date of the closing of any such qualified equity offering.
See "Description of Notes—Optional Redemption."
Change of Control
If we experience a change of control under certain circumstances, we must offer to repurchase all of the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

Covenants	The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:
• incur additional indebtedness;
• pay dividends or repurchase or redeem capital stock;
• make certain investments;
• create liens;
• enter into certain types of transactions with our affiliates; and
• sell assets or consolidate or merge with or into other companies.
These and other covenants that will be contained in the indenture governing the notes are subject to important exceptions and qualifications, which are described under "Description of Notes."

If, on any date following the issuance date, certain conditions are met, including that during such time the notes maintain an investment grade rating, the application to the notes of certain covenants described above will be suspended during such period that the notes maintain an investment grade rating. The covenants above are also subject to a number of other important limitations and exceptions. See "Description of Notes—Certain Covenants."
No Prior Market
There is currently no established public trading market for the notes and the notes will not be listed on any securities exchange or quoted on any quotation system. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including the financing of possible acquisitions and repurchases of our outstanding common stock from time to time. See "Use of Proceeds."
Risk Factors
See "Risk Factors" beginning on page S-11 of this prospectus supplement and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for important information regarding us and an investment in the notes.

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

        The following summary consolidated historical financial data is derived from our audited consolidated financial statements for the years ended December 31, 2014, 2013 and 2012 and from our unaudited condensed consolidated financial statements for the nine months ended September 30, 2015 and 2014. Our summary unaudited condensed consolidated financial data is also presented for the twelve months ended September 30, 2015. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in our opinion, include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of our results of operations for such periods. Operating results for any interim or historical period are not necessarily indicative of the results for any full fiscal year or indicative of results that may be expected for any future period. As adjusted amounts reflect the net proceeds of this offering, but does not give effect to the potential uses of such net proceeds as set forth in "Use of Proceeds."

        This information is only a summary and should be read in conjunction with the more detailed information contained in our Consolidated Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the period ended September 30, 2015, which are incorporated by reference into this prospectus supplement.

				Nine Months Ended September 30,		Twelve Months Ended September 30, 2015
	Year Ended December 31,
(Dollars in millions)	2014	2013	2012	2015	2014
				(Unaudited)		(Unaudited)
Statement of Operations Data:
Revenues before provision for doubtful accounts	$5,300.9	$4,428.7	$4,016.2	$4,443.7	$3,817.2	$5,927.4
Provision for doubtful accounts	817.8	750.4	624.4	600.1	597.0	820.9

Revenues	4,483.1	3,678.3	3,391.8	3,843.6	3,220.2	5,106.5
Salaries and benefits	2,134.5	1,727.4	1,554.5	1,844.2	1,522.1	2,456.6
Supplies	699.0	577.1	524.6	596.6	500.0	795.6
Other operating expenses	1,087.3	900.9	799.1	915.5	787.4	1,215.4
Other income	(71.9)	(64.1)	(32.0)	(34.2)	(49.5)	(56.6)
Depreciation and amortization	250.5	228.2	193.1	207.1	190.8	266.8
Interest expense, net	123.0	97.0	100.0	84.7	93.8	113.9
Gain on settlement of pre-acquisition contingent obligation	—	(5.6)	—	—	—	—
Debt transaction costs	—	5.9	4.4	—	—	—
Impairment charges	57.7	—	4.0	13.8	12.2	59.3

	4,280.1	3,466.8	3,147.7	3,627.7	3,056.8	4,851.0

Income from continuing operations before income taxes	203.0	211.5	244.1	215.9	163.4	255.5
Provision for income taxes	68.1	79.3	88.5	78.3	55.2	91.2

Income from continuing operations	134.9	132.2	155.6	137.6	108.2	164.3
Income from discontinued operations, net of income taxes	—	0.4	—	—	—	—

Net income	134.9	132.6	155.6	137.6	108.2	164.3
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(8.8)	(4.4)	(3.7)	(8.7)	(4.5)	(13.0)

Net income attributable to LifePoint Health, Inc.	$126.1	$128.2	$151.9	$128.9	$103.7	$151.3

				At September 30, 2015
	Year Ended December 31,
					As Adjusted
(Dollars in millions)	2014	2013	2012	Actual
				(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$191.5	$637.9	$85.0	$313.2	$608.2
Working capital	$712.9	$538.5	$480.4	$690.4	$985.4
Property and equipment, net	$2,377.5	$2,197.2	$2,030.9	$2,437.1	$2,437.1
Total assets	$5,457.0	$5,586.8	$4,722.2	$5,599.0	$5,899.0
Total debt, excluding unamortized discounts and premium	$2,208.6	$2,386.3	$1,739.3	$2,197.2	$2,497.2
Total LifePoint Health, Inc. stockholders' equity	$2,154.6	$2,210.1	$2,050.5	$2,235.7	$2,235.7

							Nine Months Ended September 30,				Twelve Months Ended September 30, 2015
	Year Ended December 31,
(Dollars in millions)	2014		2013		2012		2015		2014
							(Unaudited)				(Unaudited)
Additional Financial Data:
Purchases of property and equipment	$(207.1)		$(185.2)		$(221.4)		$(153.4)		$(90.7)		$(269.8)
Net cash provided by operating activities—continuing operations.	$412.3		$354.1		$382.9		$542.3		$307.9		$646.7
Net cash used in investing activities	$(473.2)		$(372.3)		$(422.1)		$(308.6)		$(351.6)		$(430.2)
Net cash (used in) provided by financing activities	$(385.5)		$571.2		$(1.3)		$(112.0)		$(331.2)		$(166.3)
Adjusted EBITDA(1)	$634.2		$537.0		$545.6		$521.5		$460.2		$695.5
Ratio of total net debt to Adjusted EBITDA(2)	3.2		3.3		3.0		N/M		N/M		2.7 (3)
Ratio of earnings to fixed charges	2.45	x	2.88	x	3.08	x	3.14	x	2.54	x

N/M—not meaningful

(1)
We define Adjusted EBITDA as earnings before depreciation and amortization; interest expense, net; gain on settlement of pre-acquisition contingent obligation; debt transaction costs; impairment charges; provision for income taxes; income from discontinued operations, net of income taxes and net income attributable to noncontrolling interests and redeemable noncontrolling interests. Our management and board of directors use Adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our credit facilities use Adjusted EBITDA for certain financial covenants. We believe Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

(2)
Total net debt consists of long-term debt, excluding unamortized discounts and premium, net of cash and cash equivalents equal to $191.5 million, $637.9 million, $85.0 million and $608.2 million as of December 31, 2014, 2013 and 2012 and as adjusted as of September 30, 2015, respectively.

(3)
Gives effect to the issuance of the notes in this offering and the receipt of the net proceeds therefrom.

        The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint for the periods presented:

				Nine Months Ended September 30,		Twelve Months Ended September 30, 2015
	Year Ended December 31,
(Dollars in millions)	2014	2013	2012	2015	2014
Adjusted EBITDA	$634.2	$537.0	$545.6	$521.5	$460.2	$695.5
Less:
Depreciation and amortization	250.5	228.2	193.1	207.1	190.8	266.8
Interest expense, net	123.0	97.0	100.0	84.7	93.8	113.9
Gain on settlement of pre-acquisition contingent obligation	—	(5.6)	—	—	—	—
Debt transaction costs	—	5.9	4.4	—	—	—
Impairment charges	57.7	—	4.0	13.8	12.2	59.3
Provision for income taxes	68.1	79.3	88.5	78.3	55.2	91.2
Income from discontinued operations, net of income taxes	—	(0.4)	—	—	—	—
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	8.8	4.4	3.7	8.7	4.5	13.0

Net income attributable to LifePoint Health, Inc.	$126.1	$128.2	$151.9	$128.9	$103.7	$151.3

RISK FACTORS

        Any investment in our notes involves a high degree of risk. You should carefully consider the risks described below, in our Annual Report on Form 10-K for the year ended December 31, 2014, and in other documents that we have filed or subsequently file with the SEC together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in the notes. For risks related to our business, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014. Any of the risks described herein or cross-referenced above could have a material adverse effect on our results of operation and financial condition. In such case, you may lose all or part of your investment in the notes.

Risks relating to our indebtedness and this offering

         We have substantial indebtedness, and we may incur significant amounts of additional indebtedness in the future which could affect our ability to finance operations and capital expenditures, pursue desirable business opportunities or successfully operate our business in the future.

        As of September 30, 2015, on an adjusted basis after giving effect to the issuance of notes in this offering and the receipt of proceeds therefrom, we and the guarantors would have had consolidated total debt, excluding an unamortized discount and premium, of $2,482.6 million. We also have the ability to incur significant amounts of additional indebtedness, subject to the conditions imposed by the terms of the agreements and indentures governing our existing indebtedness or any additional indebtedness that we may incur in the future. As of September 30, 2015, under the terms of our senior secured credit facilities, we would have had the ability to borrow an additional $331.3 million, which represents $350.0 million available under our revolving credit facility thereunder, net outstanding letters of credit of $18.7 million. Additionally, our senior secured credit facilities contain uncommitted "accordion" features that permit us to borrow at a later date additional loans, subject to obtaining additional lender commitments and the satisfaction of other conditions. See "Description of Other Indebtedness."

        Although we believe that our future operating cash flow, together with available financing arrangements, will be sufficient to fund our operating requirements, our leverage and debt service obligations could have important consequences, including the following:

  •
  Under our debt agreements, we are required to satisfy and maintain specified financial ratios and tests. Failure to comply with these obligations may cause an event of default which, if not cured or waived, could require us to repay substantial indebtedness immediately. Moreover, if debt repayment is accelerated, we will be subject to higher interest rates on our debt obligations as a result of these covenants, and our credit ratings may be adversely impacted.

  •
  We may be vulnerable in the event of downturns and adverse changes in the general economy or our industry.

  •
  We may have difficulty obtaining additional financing at favorable interest rates to meet our requirements for working capital, capital expenditures, acquisitions, general corporate or other purposes.

  •
  We will be required to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, which will reduce the amount of funds available for operations, capital expenditures and future acquisitions.

  •
  Any borrowings we incur at variable interest rates generally expose us to increases in interest rates.

  •
  A breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. We may be required to pay our indebtedness immediately if we default on any of the numerous financial or other restrictive covenants contained in the debt agreements. It is not certain whether we will have, or will be able to obtain, sufficient funds to make these accelerated payments. If any senior debt is accelerated, our assets may not be sufficient to repay such indebtedness and our other indebtedness.

  •
  In the event of a default, we may be forced to pursue one or more alternative strategies, such as restructuring or refinancing our indebtedness, selling assets, reducing or delaying capital expenditures or seeking additional equity capital. There can be no assurances that any of these strategies could be effected on satisfactory terms, if at all, or that sufficient funds could be obtained to make these accelerated payments.

         Covenant restrictions under certain of our debt agreements and indentures impose operating and financial restrictions on us and may limit our ability to operate our business and to make payments on the notes and other outstanding indebtedness.

        Agreements governing our existing indebtedness contain covenants that restrict our ability to finance future operations or capital needs, to take advantage of other business opportunities that may be in our interest or to satisfy our other debt obligations. These covenants restrict our ability to, among other things:

  •
  incur or guarantee additional debt or extend credit;

  •
  pay dividends or make distributions on, or redeem or repurchase, our capital stock or certain other debt;

  •
  make other restricted payments, including investments;

  •
  dispose of assets;

  •
  engage in transactions with affiliates;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends;

  •
  create liens on our assets or engage in sale/leaseback transactions;

  •
  effect a consolidation or merger, or sell, transfer, lease all or substantially all of our assets; and

  •
  repay our existing outstanding indebtedness.

         Your ability to enforce the guarantees of the notes may be limited.

        Although the notes are our obligations, they will be unconditionally guaranteed on an unsecured senior basis by certain of our domestic subsidiaries. The performance by each guarantor of its obligations with respect to its guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such subsidiary guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the notes, and that, at the time of such incurrence, the subsidiary guarantor: (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence or grant; (iii) was engaged in a business or transaction for which the assets remaining with such subsidiary guarantor constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor's obligations under its guarantee, recover payments made under the guarantee, subordinate the guarantee to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the notes.

        In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. In addition, each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance. This provision may not be effective to protect the guarantees from being voided under fraudulent conveyance laws, or may eliminate the guarantor's obligations or reduce the guarantor's obligations to an amount that effectively makes the guarantee worthless. In a Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the guarantees, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the guarantees, to the claims of all existing and future creditors on similar grounds. The guarantees also could be subject to the claim that, since the guarantees were incurred for our benefit and only indirectly for the benefit of the subsidiary guarantors, the obligations of the subsidiary guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration.

        There can be no assurance as to what standard a court would apply in order to determine whether a subsidiary guarantor was "insolvent" upon the sale of the notes or that, regardless of the method of valuation, a court would not determine that the subsidiary guarantor was insolvent upon consummation of the sale of the notes. If the court concludes that a guarantee is voided or limited on fraudulent conveyance grounds, other senior creditors of ours may have priority over the holders of the notes in respect of the assets of the relevant guarantor.

         We are a holding company and the assets of our subsidiaries may not be available to make payments on the notes.

        We are a holding company and hold most of our assets at, and conduct most of our operations through, direct and indirect subsidiaries. As a holding company, our results of operations depend on the results of operations of our subsidiaries. Moreover, we are dependent on dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and restrictions contained in agreements governing the debt of such subsidiaries.

         The notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries and effectively subordinated to our secured obligations.

        The claims of creditors of our non-guarantor subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of our creditors, including the holders of notes. As of September 30, 2015, on an as adjusted basis after giving effect to the issuance of notes in this offering and the receipt of proceeds therefrom, the aggregate amount of liabilities of our non-guarantor subsidiaries, including trade payables and excluding intercompany payables, would have been approximately $356.8 million. Our non-guarantor subsidiaries accounted for $1,663.4 million, or 43.3%, of our total revenues for the nine months ended September 30, 2015 and $1,738.0 million, or

31.0%, of our assets (excluding intercompany receivables) and $356.8 million, or 11.1%, of our liabilities (excluding intercompany liabilities) as of September 30, 2015.

        In addition, the notes are our general unsecured obligations. Therefore, the notes will be effectively subordinated to our and the guarantors' secured debt to the extent of the value of the collateral. As of September 30, 2015, after giving effect to the issuance of notes in this offering and the receipt of proceeds therefrom, we and the guarantors' would have had approximately $682.6 million of secured debt; in addition, we would have had the ability to borrow an additional $331.3 million under our senior secured credit facilities, which represents $350.0 million available under our revolving credit facility thereunder, net of outstanding letters of credit of $18.7 million, but excludes amounts available under the uncommitted accordion features of our senior secured credit facilities.

         We are permitted to create unrestricted subsidiaries, which generally will not be subject to any of the covenants in the indenture governing the notes, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

        Unrestricted subsidiaries will generally not be subject to the covenants under the indenture governing the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes. See "Description of Notes" for further information.

         Our ability to repurchase the notes upon a change of control or in connection with an asset sale repurchase may be limited.

        In the event of certain changes of control involving us, you will have the right, at your option, to require us to purchase all or a portion of the notes you hold at a purchase price equal to 101% of the aggregate principal amount of your notes, plus accrued interest thereon to the repurchase date. In addition, under certain circumstances we may be required by the terms of the indenture governing the notes to make an offer to repurchase notes with proceeds from asset sales. Our ability to repurchase the notes upon a change of control or in connection with an asset sale repurchase will be dependent on the availability of sufficient funds and our ability to comply with applicable securities laws. Accordingly, there can be no assurance that we will be in a position to repurchase the notes upon a change of control or in connection with an asset sale repurchase.

        Also, our ability to repurchase the notes upon a change of control is materially limited by covenants in our senior secured credit facilities. Our inability to repurchase the notes upon the occurrence of a change in control will constitute an event of default under the indenture governing the notes. This default would, in turn, constitute an event of default under our senior secured credit facilities and may constitute an event of default under any future agreement governing our senior indebtedness, which may cause the related indebtedness to be accelerated after any applicable notice or cure periods. If such indebtedness were to be accelerated, we may not have sufficient funds to repurchase the notes and repay the indebtedness.

        The term "change of control" under the indenture governing the notes is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or result in a downgrade of the credit rating (if any) of the notes, nor would the requirement that we offer to repurchase the notes upon a change of control necessarily afford holders of the notes protection in the event of a highly leveraged reorganization. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

         We must rely on payments from our subsidiaries to make cash payments on the notes, and our subsidiaries are subject to various restrictions on making such payments.

        We are a holding company and hold our assets at, and conduct our operations through, direct and indirect subsidiaries. In order to make payments on the notes or to meet our other obligations, we depend upon receiving payments from our subsidiaries. In particular, we may be dependent on dividends and other payments by our direct and indirect subsidiaries to service our obligations. You will not have any direct claim on the cash flow or assets of our non-guarantor operating subsidiaries and our non-guarantor operating subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the notes or the subsidiary guarantees, or to make funds available to us for those payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to various restrictions. Existing and future debt of certain of these subsidiaries may prohibit the payment of dividends or the making of loans or advances to us. In addition, the ability of our subsidiaries to make payments, loans or advances to us may be limited by the laws of the relevant jurisdictions in which such subsidiaries are organized or located. Any of the situations described above could make it more difficult for a guarantor to service its obligations and therefore adversely affect our ability to service our obligations in respect of the notes. If payments are not made to us by our subsidiaries, we may not have any other sources of funds available that would permit us to make payments on the notes.

         There is currently no public market for the notes, and an active trading market may not develop for the notes. The failure of a market to develop for the notes could adversely affect the liquidity and value of your notes.

        The notes are a new issue of securities, and there is no existing market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that following the completion of the offering they currently intend to make a market in the notes. However, they are not obligated to do so and any market-making activities with respect to the notes may be discontinued by them at any time without notice. In addition, any market-making activity will be subject to limits imposed by law. A market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active, liquid market does not develop for the notes, the market price and liquidity of the notes may be adversely affected. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

        The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

         A breach of a covenant in our debt instruments could cause acceleration of a significant portion of our outstanding indebtedness.

        A breach of a covenant or other provision in any debt instrument governing our current or future indebtedness could result in a default under such instruments. Our ability to comply with these covenants and other provisions may be affected by events beyond our control, and we cannot assure you that we will be able to comply with these covenants and other provisions. Upon the occurrence of an event of default under any debt instrument, the lenders or holders of such debt instruments could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders or holders of such debt instruments could proceed against collateral granted to them, if any, to secure the indebtedness. If our current or future lenders or holders of such debt instruments accelerate the payment of the indebtedness owed to them, we cannot assure you that our assets would be sufficient to repay in full our outstanding indebtedness.

         If the notes are rated investment grade at any time by both Standard & Poor's Ratings Services and Moody's Investors Service, Inc., most of the restrictive covenants contained in the indenture governing the notes will be suspended.

        If, at any time, the credit rating on the notes, as determined by both Standard & Poor's Ratings Services and Moody's Investors Service, Inc., equals or exceeds BBB– and Baa3, respectively, or any equivalent replacement ratings, and no default has occurred and is continuing under the indenture governing the notes then, we will not be subject to most of the restrictive covenants contained in the indenture governing the notes. As a result, you may have less credit protection than you will at the time the notes are issued. In the event that one or both of the ratings later drops below investment grade, we will thereafter again be subject to such restrictive covenants. Any actions that we take while these covenants are not in force will not constitute an event of default even if the notes are subsequently downgraded below investment grade and such covenants are subsequently reinstated.

USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering will be approximately $295.0 million, after deducting underwriting discounts and commissions and estimated net offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the financing of possible acquisitions and repurchases of our outstanding common stock from time to time. See "Summary—Recent Developments" for a description of our proposed acquisitions.

 CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of September 30, 2015, on an actual basis and as adjusted to reflect the issuance of notes in this offering and our receipt of the net proceeds therefrom. The following should be read in connection with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

	As of September 30, 2015
(Dollars in millions, except per share data)	Actual	As Adjusted
	(Unaudited)
Cash and cash equivalents(1)	$313.2	$608.2

Debt:
Senior Secured Credit Facility:
Senior Secured Term Loan Facility due 2017	410.6	410.6
Incremental Term Loan Facility due 2017	222.6	222.6
$350.0 Revolving Credit Facility due 2017(2)	—	—
6.625% Senior Notes, due 2020	400.0	400.0
5.5% Senior Notes, due 2021	1,100.0	1,100.0
% Senior Notes due 2023, offered hereby	—	300.0
Capital leases and other	64.0	64.0

Subtotal(3)	2,197.2	2,497.2
Unamortized debt discount	(0.7)	(0.7)
Unamortized debt premium	9.8	9.8

Total Debt	2,206.3	2,506.3

Equity:
LifePoint Health, Inc. stockholders' equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 90,000,000 shares authorized; 66,585,710 shares issued at September 30, 2015	0.7	0.7
Capital in excess of par value	1,550.4	1,550.4
Accumulated other comprehensive loss	(4.4)	(4.4)
Retained earnings	1,602.0	1,602.0
Common stock in treasury, at cost, 23,024,493 shares at September 30, 2015	(913.0)	(913.0)

Total LifePoint Health, Inc. stockholders' equity:	2,235.7	2,235.7

Total capitalization, excluding unamortized discount and premium	$4,432.9	$4,732.9

(1)
The as adjusted amount of cash and cash equivalents assumes transaction costs of approximately $5.0 million from this offering. This amount is calculated as of September 30, 2015 and is therefore not adjusted for cash we subsequently generated and used after that date. The As Adjusted column reflects the receipt of the net proceeds of this offering, but does not give effect to the potential uses of such net proceeds as set forth in "Use of Proceeds."

(2)
Under our $350 million revolving credit facility, we had approximately $18.7 million of letters of credit outstanding as of the dates indicated.

(3)
Includes approximately $14.6 million of indebtedness from non-Guarantor subsidiaries.

 DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

        Our senior secured credit agreement with, among others, Citibank, N.A., as administrative agent, and the lenders party thereto (the "Senior Credit Agreement") that governs our senior secured credit facilities matures on July 24, 2017 and provides for the senior secured term loan facility (the "Term Facility"), the senior secured incremental term loans (the "Incremental Term Loans") and a $350.0 million senior secured revolving credit facility (the "Revolving Facility"). The Term Facility requires scheduled quarterly repayments in an amount equal to 2.5% per annum for each of the first, second and third years and 5.0% per annum for the fourth year and first three quarters of the fifth year, with the balance due at maturity. The Senior Credit Agreement is guaranteed on a senior basis by our subsidiaries with certain limited exceptions and is secured by collateral consisting of a perfected first priority lien on, and pledge of, substantially all of the capital stock and intercompany notes owned by us and each guarantor.

  Letters of Credit and Availability

        The Revolving Facility may be utilized for letters of credit and swingline loans up to a maximum of $75.0 million and $25.0 million, respectively. Issued letters of credit and outstanding swingline loans reduce the amounts available under the Revolving Facility. As of September 30, 2015, we had $18.7 million in letters of credit outstanding that were related to the self-insured retention level of our general and professional liability insurance and workers' compensation programs as security for the payment of claims. Under the terms of the Senior Credit Agreement, amounts available for borrowing under the Revolving Facility were $331.3 million as of September 30, 2015.

        The Senior Credit Agreement may, subject to certain conditions and to receipt of commitments from new or existing lenders, be increased without a required lender vote up to the sum of (i) $800.0 million and (ii) an amount such that, after giving pro forma effect to such increase and to the use of proceeds therefrom, our secured leverage ratio does not exceed 3.50:1.00; provided that no lender is obligated to participate in any such increase.

  Interest Rates

        Interest on the outstanding borrowings under the Senior Credit Agreement is payable at our option at either an adjusted London Interbank Offer Rate ("LIBOR") or an adjusted base rate plus an applicable margin. The applicable margin under the Senior Credit Agreement ranges from 1.50% to 2.50% for LIBOR loans and from 0.50% to 1.50% for adjusted base rate loans based on our total leverage ratio, calculated in accordance with the Senior Credit Agreement.

        As of September 30, 2015, the applicable annual interest rates under the Term Facility and the Incremental Term Loans were 1.95% and 2.70%, respectively, which were based on the 30-day adjusted LIBOR plus the applicable margins. The 30-day adjusted LIBOR was 0.20% for both the Term Facility and the Incremental Term Loans as of September 30, 2015.

  Covenants

        The Senior Credit Agreement requires us to satisfy a maximum total leverage ratio not to exceed 4.50:1.00 through June 30, 2016 and 4.25:1.00 through the remaining term and as determined on a trailing four quarter basis. We were in compliance with this covenant as of September 30, 2015.

        In addition, the Senior Credit Agreement contains certain customary affirmative and negative covenants, which among other things, limits our ability to incur additional debt, create liens, merge, consolidate, enter into acquisitions, sell assets, effect sale leaseback transactions, pay dividends, pay subordinated debt and effect transactions with its affiliates. It does not contain provisions that would accelerate the maturity dates upon a downgrade in our credit rating. However, a downgrade in our credit rating could adversely affect our ability to obtain other capital sources in the future and could increase our cost of borrowings.

5.5% Senior Notes due 2021

        Effective December 6, 2013 and again on May 12, 2014, we issued in two separate private placements $700.0 million and $400.0 million, respectively, of the 5.5% unsecured senior notes due December 1, 2021 (the "5.5% Senior Notes") with The Bank of New York Mellon Trust Company, N.A., as trustee. The 5.5% Senior Notes mature on December 1, 2021 and bear interest at the rate of 5.5% per year, payable semi-annually on June 1 and December 1. The 5.5% Senior Notes are jointly and severally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries.

        We may redeem up to 35% of the aggregate principal amount of the 5.5% Senior Notes, at any time before December 1, 2016, with the net cash proceeds of certain equity offerings at a redemption price equal to 105.500% of the principal amount to be redeemed, plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 5.5% Senior Notes remain outstanding immediately after the occurrence of such redemption and such redemption occurs within 180 days of the date of the closing of any such qualified equity offering.

        We may redeem the 5.5% Senior Notes, in whole or in part, at any time prior to December 1, 2016 at a price equal to 100% of the principal amount of the notes redeemed plus an applicable make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. We may redeem the 5.5% Senior Notes, in whole or in part, at any time on or after December 1, 2016, for a redemption price equal to a percentage of the principal amount of the notes redeemed (plus accrued and unpaid interest, if any, to the date of redemption) based on the following redemption schedule:

December 1, 2016 to November 30, 2017	104.125%
December 1, 2017 to November 30, 2018	102.750%
December 1, 2018 to November 30, 2019	101.375%
December 1, 2019 and thereafter	100.000%

        If we experience a change in control under certain circumstances, we must offer to purchase the 5.5% Senior Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of purchase.

        The 5.5% Senior Notes contain customary affirmative and negative covenants, which among other things, limit our ability to incur additional debt, create liens, pay dividends, effect transactions with its affiliates, sell assets, pay subordinated debt, merge, consolidate, enter into acquisitions and effect sale leaseback transactions.

6.625% Senior Notes due 2020

        Effective September 23, 2010, we issued in a private placement $400.0 million of 6.625% unsecured senior notes due October 1, 2020 (the "6.625% Senior Notes") with The Bank of New York Mellon Trust Company, N.A., as trustee. The 6.625% Senior Notes bear interest at the rate of 6.625% per year, payable semi-annually on April 1 and October 1. The 6.625% Senior Notes are jointly and severally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries.

        We may redeem the 6.625% Senior Notes, in whole or in part for a redemption price equal to a percentage of the principal amount of the notes redeemed (plus accrued and unpaid interest, if any, to the date of redemption) based on the following redemption schedule:

October 1, 2015 to September 30, 2016	103.313%
October 1, 2016 to September 30, 2017	102.208%
October 1, 2017 to September 30, 2018	101.104%
October 1, 2018 and thereafter	100.000%

        If we experience a change of control under certain circumstances, we must offer to repurchase all of the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

        The 6.625% Senior Notes contain customary affirmative and negative covenants, which among other things, limit our ability to incur additional debt, create liens, pay dividends, effect transactions with our affiliates, sell assets, pay subordinated debt, merge, consolidate, enter into acquisitions and effect sale leaseback transactions.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "LifePoint" refers only to LifePoint Health, Inc. and not to any of its subsidiaries.

        In this offering LifePoint will issue the        % Senior Notes due 2023 (the "notes") under that certain base indenture (the "base indenture") among itself, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, to be dated as of                , 2015, as supplemented with respect to the terms of the notes by a supplemental indenture (the "supplemental indenture") among itself, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. In this description of notes, the term "indenture" refers to the base indenture as supplemented by the supplemental indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under "—Concerning the Trustee." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

  Brief Description of the Notes and the Guarantees

  The notes

        The notes:

  •
  are senior unsecured obligations of LifePoint;

  •
  are senior in right of payment to all existing and future obligations of LifePoint that are by their terms expressly subordinated or junior in right of payment to the notes;

  •
  are pari passu in right of payment with all existing and future unsubordinated obligations of LifePoint, including LifePoint's Existing Senior Notes;

  •
  are effectively junior to any of LifePoint's existing and future secured obligations to the extent of the value of the assets securing such obligations, including obligations under the Credit Agreement; and

  •
  are structurally subordinated to all existing and future obligations, including trade payables, of those LifePoint Subsidiaries that will not guarantee the notes.

  The guarantees

        The Guarantors will jointly and severally irrevocably and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of LifePoint under the notes and the indenture, whether for payment of principal of, premium, if any, or interest on the notes, expenses, indemnification or otherwise, on the terms set forth in the indenture by executing the indenture. Each of LifePoint's Domestic Subsidiaries that is a Wholly-Owned Subsidiary, other than any Excluded Subsidiary, and each Domestic Subsidiary that is a non-Wholly-Owned Subsidiary if such non-Wholly-Owned Subsidiary guarantees Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor will, subject to certain exceptions, guarantee the notes.

        Each guarantee of the notes:

  •
  is a senior unsecured obligation of the Guarantor;

  •
  is senior in right of payment to all existing and future obligations of that Guarantor that are expressly subordinated to its guarantee;

  •
  is pari passu in right of payment with all existing and future unsubordinated obligations of that Guarantor, including its guarantee of the Existing Senior Notes; and

  •
  is effectively junior to any existing and future secured obligations of that Guarantor to the extent of the value of the assets securing such obligations, including obligations under the Credit Agreement.

        As of September 30, 2015, on an as adjusted basis after giving effect to the issuance of notes in this offering and the receipt of proceeds therefrom, LifePoint and the Guarantors would have had approximately $2,482.6 million of unsubordinated Indebtedness, excluding an unamortized discount and premium, $682.6 million of which was secured and would effectively rank senior to the notes and the Guarantees to the extent of the value of the collateral securing such Indebtedness; in addition, we would have had the ability to borrow an additional $331.3 million under our Credit Agreement, which represents $350.0 million available under our revolving credit facility thereunder, net of outstanding letters of credit of $18.7 million, but excluding amounts available under the uncommitted accordion features of our Credit Agreement.

        Not all of LifePoint's Subsidiaries will guarantee the notes. In particular, our Domestic Subsidiaries which are non-Wholly Owned Subsidiaries and which do not guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor, and certain Wholly Owned Subsidiaries that are Excluded Subsidiaries, will not guarantee the notes. See "Risk Factors—Risks related to our indebtedness and this offering—The notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries and effectively subordinated to our secured obligations."

        In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to LifePoint. As of September 30, 2015, on a pro forma basis after giving effect to the issuance of notes in this offering and the receipt of proceeds therefrom, the non-guarantor Subsidiaries would have had total liabilities, including trade payables and excluding intercompany liabilities, of approximately $356.8 million. The non-guarantor Subsidiaries accounted for $1,663.4 million, or 43.3%, of our total revenues for the nine months ended September 30, 2015 and $1,738.0 million, or 31.0%, of our assets (excluding intercompany receivables), and $356.8 million, or 11.1%, of our liabilities (excluding intercompany liabilities) as of September 30, 2015.

  Principal, Maturity and Interest

        On the Issue Date, LifePoint is issuing the notes in an aggregate principal amount of $300 million. LifePoint may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes of the same series subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. LifePoint will issue notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on                , 2023.

        Interest on the notes will accrue at the rate of        % per annum. Interest on the notes will be payable semi-annually in arrears on                and                , commencing on                , 2016. LifePoint will make each interest payment to the Holders of record at the close of business on the immediately preceding                and                 (whether or not a business day).

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid or duly provided for from the date it was most recently paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to LifePoint and the trustee at least 15 days prior to the applicable payment date, all principal, interest and premium on that Holder's notes will be paid in accordance with those instructions, subject to surrender of the note in the case of payment of principal and premium. All payments of interest on certificated notes will be made at the office or agency of the paying agent and registrar unless LifePoint elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. LifePoint will pay principal of, and premium (if any) and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Note.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. LifePoint may change the paying agent or registrar without prior notice to the Holders of the notes, and LifePoint or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. LifePoint is not required to transfer or exchange any note selected for redemption. Also, LifePoint is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The Subsidiary Guarantees will be full and unconditional, and joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be a senior unsecured obligation of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and depending on the amount of such indebtedness, a Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors—Your ability to enforce the guarantees of the notes may be limited."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than LifePoint or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   subject to the provisions of the following paragraph, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form satisfactory to the trustee.

        The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

          (1)   in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with the first paragraph of the covenant described under "Repurchase at the Option of Holders—Asset Sales";

          (2)   in connection with any sale of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if as a result of such sale such Guarantor ceases to be a Subsidiary of LifePoint and the sale complies with the first paragraph of the covenant described under "Repurchase at the Option of Holders—Asset Sales";

          (3)   if LifePoint (i) designates such Guarantor to be an Unrestricted Subsidiary or (ii) designates such Guarantor to be an Excluded Subsidiary, in each case in accordance with the requirements of the indenture;

          (4)   if such Guarantor is or becomes a non-Wholly-Owned Subsidiary and does not then guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor;

          (5)   if such Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to the indenture;

          (6)   upon LifePoint's exercise of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" below or if LifePoint's obligations under the indenture and notes are discharged in accordance with the terms of the indenture; or

          (7)   pursuant to the covenant described below under the caption "—Certain Covenants—Covenant Suspension."

Optional Redemption

        At any time prior to                , 2018, LifePoint may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes (including any additional notes) at a redemption price of        % of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1)   at least 65% of the aggregate principal amount of such notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by LifePoint and its Subsidiaries); and

          (2)   the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        At any time prior to                , 2018, LifePoint may redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to (but not including) the redemption date.

        Except pursuant to the preceding two paragraphs, the notes will not be redeemable at LifePoint's option prior to                , 2018. On or after                , 2018, LifePoint may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on                of the years indicated below.

Period	Redemption Price
2018		%
2019		%
2020		%
2021 and thereafter	100.000%

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," LifePoint is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, unless LifePoint has exercised its right to redeem all of the notes as described above under "—Optional Redemption" by giving notice of such redemption to the holders of the notes, each Holder of notes will have the right to require LifePoint to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unrepurchased portion of a note must be in a minimum denomination of $2,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, LifePoint will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to (but not including) the date of purchase. Within 30 days following any Change of Control, LifePoint will mail a notice to each Holder stating the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. LifePoint will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, LifePoint will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, LifePoint will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by LifePoint.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. LifePoint will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The provisions described above that require LifePoint to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable.

        LifePoint will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by LifePoint and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Any Change of Control Offer may be made in advance of, and conditioned on the consummation of, such Change of Control.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of LifePoint and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require LifePoint to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of LifePoint and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of LifePoint and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between us and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain other transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us.

        The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the consent of the holders of a majority in principal amount of the notes.

  Asset Sales

        LifePoint will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   LifePoint (or a Restricted Subsidiary) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2)   the fair market value is determined by LifePoint's Board of Directors and evidenced by a resolution of the Board of Directors; and

          (3)   at least 75% of the consideration received in the Asset Sale by LifePoint or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on LifePoint's or any Restricted Subsidiary's most recent balance sheet, of LifePoint or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and from which LifePoint or such Restricted Subsidiary is released from further liability;

            (b)   any securities, notes or other obligations received by LifePoint or any such Restricted Subsidiary from such transferee that are converted by LifePoint or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion; and

            (c)   any Designated Non-cash Consideration received by LifePoint or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $100 million and 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, LifePoint or a Restricted Subsidiary may apply those Net Proceeds at its option:

          (1)   to repay, prepay, redeem or purchase (x) Indebtedness of LifePoint or any Guarantor that is not Subordinated Indebtedness or (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor;

          (2)   to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3)   to make a capital expenditure;

          (4)   to acquire Replacement Assets; or

          (5)   to acquire other long-term assets that are used or useful in a Permitted Business.

        LifePoint or the Restricted Subsidiary will be deemed to have complied with the immediately preceding sentence with respect to any such Net Proceeds if it enters into a binding agreement to make an acquisition or capital expenditure permitted pursuant to clause (2), (3), (4) or (5) of the immediately preceding sentence in an amount equal to such Net Proceeds within such 365 days; provided that, if the relevant acquisition or capital expenditure is not consummated or completed, as the case may be, within the later of (x) 365 days after the receipt of the relevant Net Proceeds and (y) 180 days after the date of such binding agreement, such Net Proceeds will constitute "Excess

Proceeds." Pending the final application of any Net Proceeds, LifePoint or the Restricted Subsidiary may temporarily invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $75 million, LifePoint will make an offer (an "Asset Sale Offer") to all Holders of notes (and, at the option of LifePoint, to holders of any other Indebtedness of LifePoint or any Guarantor that is not Subordinated Indebtedness and/or any Indebtedness of any Restricted Subsidiary of LifePoint (collectively, "other indebtedness")) to purchase the maximum principal amount of notes (and such other Indebtedness), in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a note must be in a minimum denomination of $2,000, out of the Excess Proceeds at a purchase price of 100% of their principal amount (or, in the event such other Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that the aggregate amount of notes (and such other Indebtedness) tendered pursuant to such an offer is less than the Excess Proceeds, LifePoint may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes (and such other Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased in the manner described in the indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        LifePoint will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, LifePoint will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

  Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate, provided, that with respect to notes held in the form of Global Notes, the selection of such notes for redemption shall be made in accordance with the procedures of DTC.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may be conditional upon the occurrence of certain events, including equity offerings.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Covenant Suspension

        From and after the first date on which both (a) the notes are rated Investment Grade by each of Moody's Investor Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P" and together with Moody's the "Rating Agencies") and (b) there shall not exist a Default or Event of Default under the indenture (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a "Covenant Suspension Event"), LifePoint and the Restricted Subsidiaries will no longer be subject to the covenants described below under the captions "—Repurchase at the Option of Holders—Asset Sales," "—Restricted Payments," "—Incurrence of Indebtedness and Issuance of Preferred Stock," "—Liens," "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," "—Limitation on Sale and Leaseback Transactions," clause (4) of the first paragraph under "—Merger, Consolidation or Sale of Assets," "—Transactions with Affiliates" and "—Additional Subsidiary Guarantees" (collectively, the "Suspended Covenants"); provided that, during the Suspension Period (as defined below), LifePoint and its Restricted Subsidiaries will be subject to the covenant described below under the caption "—Limitation on Secured Indebtedness." Upon the occurrence of a Covenant Suspension Event (the "Suspension Date"), the Subsidiary Guarantees of each of the Guarantors will be automatically released.

        In the event that LifePoint and the Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade rating or downgrade the rating assigned to the notes below an Investment Grade rating then, following the Reversion Date, LifePoint and the Restricted Subsidiaries will again be subject to the Suspended Covenants under the indenture and all required Subsidiary Guarantees will be reinstated and issued. Following the Reversion Date, LifePoint and its Restricted Subsidiaries will not be subject to the covenant described below under the caption "—Limitation on Secured Indebtedness."

        The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period." Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by LifePoint or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the indenture with respect to notes. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under the caption "—Restricted Payments" will be made as though such covenant had been in effect since the Issue Date and during the Suspension Period. For purposes of the "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (2) of the second paragraph of such covenant. For purposes of the "—Liens" covenant, on the Reversion Date, any Lien securing Indebtedness, which Lien was permitted by the "—Limitation on Secured Indebtedness" covenant and did not require that a Lien be created for the benefit of note Holders pursuant to the requirements of the "—Limitation on Secured Indebtedness" covenant, shall be deemed to have been outstanding on the Issue Date so that it is classified as permitted under clause (5) of the definition of "Permitted Lien." For purposes of the "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (1), (2) or (3) of the first paragraph thereof created, otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (1) of the second paragraph of such covenant. For purposes of the "—Transactions with Affiliates" covenant, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the

Issue Date, so that it is classified as permitted under clause (2) of the second paragraph of such covenant.

        In the event Moody's or S&P is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by LifePoint with notice to the trustee and the foregoing provisions will apply to the rating issued by the replacement rating agency.

  Limitation on Secured Indebtedness

        During any Suspension Period, LifePoint will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Subsidiary without making effective provisions whereby LifePoint or such Restricted Subsidiary, as the case may be, will secure the notes equally and ratably with (or, if the Indebtedness to be secured by such Lien is subordinated in right of payment to the notes, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, unless the aggregate amount of all Indebtedness secured by all such Liens (excluding any Permitted Lien) would not exceed 5% of Total Assets. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

  Restricted Payments

        LifePoint will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of LifePoint's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving LifePoint or any of its Restricted Subsidiaries) or to the direct or indirect holders of LifePoint's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of LifePoint or to LifePoint or a Restricted Subsidiary);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving LifePoint) any Equity Interests of LifePoint (other than Equity Interests held by a Restricted Subsidiary);

          (3)   make any voluntary or optional payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than Subordinated Indebtedness held by LifePoint or a Restricted Subsidiary), except a payment of interest or principal at the Stated Maturity thereof or the purchase, redemption, defeasance, acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Maturity thereof; or

          (4)   make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2)   LifePoint would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by LifePoint and its Restricted Subsidiaries after June 30, 2010 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), (13), (14), (15), (16), (17) and (18) of the next succeeding paragraph) is less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of LifePoint for the period (taken as one accounting period) from June 30, 2010 to the end of LifePoint's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

            (b)   100% of the aggregate net cash proceeds received by LifePoint and the fair market value, as determined in good faith by the Board of Directors of LifePoint, of other property received by LifePoint, since June 30, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests of LifePoint (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests of LifePoint (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary), plus

            (c)   an amount equal to the aggregate amount received by LifePoint or its Restricted Subsidiaries after June 30, 2010 resulting from repurchases, repayments or redemptions of Investments (other than Permitted Investments) made by LifePoint or any Restricted Subsidiary in any Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by LifePoint or any Restricted Subsidiary, plus

            (d)   an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to LifePoint or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (y) the portion (proportionate to LifePoint's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since June 30, 2010 (provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made since June 30, 2010 by LifePoint or any Restricted Subsidiary that were treated as Restricted Payments, and provided, further, that no amount will be included under this clause (d) to the extent it is already included in clauses (a), (b) or (c) above).

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

          (2)   the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of LifePoint or any Restricted Subsidiary or of any Equity Interests of LifePoint in exchange for, or out of the net cash proceeds of the substantially concurrent sale

  (other than to a Restricted Subsidiary) of, Equity Interests of LifePoint (other than Disqualified Stock);

          (3)   the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of LifePoint or any Restricted Subsidiary by exchange for or with cash (including the net cash proceeds from an incurrence of (a) Subordinated Indebtedness permitted to be incurred pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) any other Indebtedness) to the extent that the Consolidated Senior Leverage Ratio for LifePoint's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness other than Subordinated Indebtedness is incurred is less than 4.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period;

          (4)   the payment of any dividend or similar distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

          (5)   the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of LifePoint or any Restricted Subsidiary held by any present or former officer, director, consultant or employee of LifePoint or any Subsidiary of LifePoint (or permitted transferees) in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any stock option or incentive plan or agreement, any employment agreement or any other similar plans or agreements; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $30 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of LifePoint to any future, present or former employees, directors or consultants of LifePoint or any of its Restricted Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by LifePoint or the Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in subclauses (a) and (b) of this clause (5);

    provided that cancellation of Indebtedness owing to LifePoint or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of LifePoint (or any permitted transferee thereof), or any Restricted Subsidiary in connection with a repurchase of Equity Interests of LifePoint will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

          (6)   the repurchase of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights or the lapsing of restrictions on restricted stock, to the extent such Equity Interests represent a portion of the exercise price of those stock options or stock appreciation rights or the withholding taxes payable in connection with such stock options, stock appreciation rights or restricted stock;

          (7)   the repurchase of any class of Capital Stock of a Restricted Subsidiary (other than Disqualified Stock) if such repurchase is made pro rata among all holders of such class of Capital Stock;

          (8)   the payment of any dividend or similar distribution, and any repayment of the stated amount, liquidation preference or any similar amount at final maturity or on any redemption or repurchase date, in respect of any series of preferred stock or similar securities of LifePoint or any Restricted Subsidiary (including Disqualified Stock), provided that such series of preferred stock or similar securities was issued in compliance with the "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

          (9)   payments in lieu of fractional shares;

          (10) the purchase of any Indebtedness that is subordinate to the notes at a purchase price no greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to those described under the caption "—Repurchase at the Option of Holders—Change of Control"; provided that prior to or simultaneously with such purchase LifePoint has made the Change of Control Offer as provided in such section and has purchased all notes validly tendered for payment in connection with such Change of Control Offer;

          (11) payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger, consolidation or disposition in accordance with the terms of the indenture;

          (12) the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to holders of LifePoint common stock pursuant to a shareholder rights plan;

          (13) the repurchase, redemption or other acquisition of Disqualified Stock of LifePoint or any of its Restricted Subsidiaries in exchange for or out of the proceeds of a substantially concurrent offering of, Disqualified Stock of LifePoint;

          (14) the repurchase of Equity Interests of LifePoint in an aggregate amount after the Issue Date not to exceed $550 million;

          (15) the purchase of any Subordinated Indebtedness from Net Proceeds to the extent permitted by the provisions under "Repurchase at the Option of Holders—Asset Sales";

          (16) the payment by LifePoint of dividends on its common stock in an aggregate annual amount of $25 million;

          (17) additional Restricted Payments pursuant to this clause (17) in an aggregate amount after the Issue Date not to exceed the greater of $325 million and 6.0% of Total Assets at the time of such Restricted Payment (with each such Restricted Payment being valued as of the date made and without regard to subsequent changes in value); and

          (18) any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 2.5 to 1.00;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under subclause (b) of clause (3) and clauses (17) and (18) above, no Default has occurred and is continuing or would be caused thereby.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by LifePoint or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of LifePoint in good faith, whose determination with respect thereto will be conclusive.

        For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, LifePoint will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

        As of the Issue Date, LifePoint would have been able to make approximately $350.0 million of Restricted Payments under the provisions of the indenture described in the first paragraph above.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        LifePoint will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and LifePoint will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that LifePoint and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and LifePoint may issue Disqualified Stock and any Restricted Subsidiary may issue preferred stock (including Disqualified Stock) if the Fixed Charge Coverage Ratio for LifePoint's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the following (collectively, "Permitted Debt"):

          (1)   the incurrence by LifePoint and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of LifePoint and its Restricted Subsidiaries thereunder) not to exceed $2,000 million;

          (2)   Existing Indebtedness;

          (3)   the incurrence by LifePoint and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the Issue Date;

          (4)   the incurrence by LifePoint or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of LifePoint or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $250 million and 5.0% of Total Assets at any time outstanding;

          (5)   the incurrence by LifePoint or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, or refund Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (12), (13), (15), (26) or this clause (5) of this paragraph;

          (6)   the incurrence by LifePoint or any of its Restricted Subsidiaries of intercompany Indebtedness or the issuance of Disqualified Stock or Preferred Stock between or among LifePoint and any of its Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness, Disqualified Stock or Preferred Stock being held by a Person other than LifePoint or a Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness, Disqualified Stock or Preferred Stock to a Person that is not either LifePoint or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness, Disqualified Stock or Preferred Stock by LifePoint or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the incurrence by LifePoint or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding or (b) exchange rate risk with respect to obligations under any agreement or Indebtedness, or with respect to any asset, of such Person that is payable or denominated in a currency other than U.S. Dollars;

          (8)   the guarantee by LifePoint or any of the Restricted Subsidiaries of Indebtedness of LifePoint or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

          (9)   the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock (including Disqualified Stock) in the form of additional shares of the same class of preferred stock (including Disqualified Stock) will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock (including Disqualified Stock) for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of LifePoint as accrued;

          (10) Indebtedness of LifePoint or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets which are contingent on the performance of the assets acquired or disposed of;

          (11) Indebtedness represented by (a) letters of credit for the account of LifePoint or any Restricted Subsidiary or (b) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, to the extent that such letters of credit and other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance, in connection with participation in government reimbursement or other programs or other similar requirements in the ordinary course of business;

          (12) the incurrence by LifePoint or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase notes pursuant to a Change of Control Offer or to defease or discharge notes in accordance with the terms of the indenture;

          (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (14) Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

          (15) Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations in supply agreements, in each case in the ordinary course of business;

          (16) Indebtedness of LifePoint and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Stock of officers, employees or directors (or their estates) of LifePoint or such Subsidiaries pursuant to the terms of employment, severance or termination agreements, benefit plans or similar documents;

          (17) Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is not recourse with respect to LifePoint and its Restricted Subsidiaries; provided, however, that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness becomes recourse to LifePoint or any of its Restricted Subsidiaries, such Indebtedness will, in each case, be deemed to be, and must be classified by LifePoint as, incurred at such time (or at the time initially incurred) under one more of the other provisions of this covenant;

          (18) the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

          (19) unsecured Indebtedness in respect of obligations of LifePoint or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business;

          (20) Indebtedness representing deferred compensation to employees of LifePoint or any of its Restricted Subsidiaries incurred in the ordinary course of business;

          (21) reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of LifePoint in respect of letters of credit issued by LifePoint for its own account or for the account of any of its Restricted Subsidiaries;

          (22) Indebtedness arising from any Sale and Leaseback Transaction; provided that the principal amount of any Indebtedness incurred pursuant to this clause may not exceed (a) $50 million;

          (23) Physician Support Obligations incurred by LifePoint or any Restricted Subsidiary;

          (24) Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of Permitted Joint Ventures of LifePoint or any Restricted Subsidiary not in excess the greater of $50 million and 1.0% of Total Assets at any one time outstanding;

          (25) the incurrence by LifePoint or any of its Restricted Subsidiaries of additional Indebtedness (which may include, but is not limited to, Indebtedness of the types referred to in the foregoing clauses (1) through (24) and clause (26)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (25), not to exceed the greater of $300 million and 6.0% of Total Assets; and

          (26) Indebtedness of (x) Life Point or a Restricted Subsidiary incurred to finance an acquisition or (y) a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by LifePoint or otherwise became a Restricted Subsidiary; provided that after giving effect thereto, (a) LifePoint would be permitted to incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in the first paragraph above, or (b) the Fixed Charge Coverage Ratio would be no worse than immediately prior thereto; provided, however, that up to $100 million in aggregate principal amount of any such Indebtedness may be incurred and outstanding at any time without regard to the previous proviso.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant:

          (1)   in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (26) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, LifePoint will be permitted to classify and reclassify such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of "Permitted Debt"; and

          (2)   at the time of incurrence, LifePoint will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above (or any portion thereof) without giving pro forma effect to the Indebtedness incurred on such date pursuant to the second paragraph above (or any portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to the first paragraph above (or any portion thereof).

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any Indebtedness solely as a result of fluctuations in exchange rates or currency values.

        Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

  Liens

        LifePoint will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness secured by any Lien (other than a Permitted Lien) on any property or asset now owned or hereafter acquired by LifePoint or such Restricted Subsidiary without making effective provision whereby any and all notes then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all other obligations thereby secured for so long as any such obligations shall be so secured. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        LifePoint will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to LifePoint or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to LifePoint or any of its Restricted Subsidiaries;

          (2)   make loans or advances to LifePoint or any of its Restricted Subsidiaries; or

          (3)   transfer any of its properties or assets to LifePoint or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   agreements governing Existing Indebtedness and Credit Facilities or other agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

          (2)   the indenture, the notes and the Subsidiary Guarantees;

          (3)   applicable law;

          (4)   any instrument governing Indebtedness or Capital Stock of a Person, or such encumbrances or restrictions with respect to other property or assets, in any case acquired by LifePoint or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such encumbrances or restrictions relate to Indebtedness was incurred in connection with or in contemplation of such acquisition), provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred, and any amendments, modifications, restatements, supplements, renewals, replacements or refinancings thereof that are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions, than those contained in such instruments, encumbrances or restrictions;

          (5)   customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

          (6)   purchase money obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions on that property or the assets otherwise subject thereto of the nature described in clause (3) of the preceding paragraph;

          (7)   any agreement for the sale or other disposition of a Restricted Subsidiary or any assets thereof that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (8)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens";

          (10) any encumbrance or restriction pursuant to customary provisions in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (11) restrictions imposed in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that such restrictions do not materially adversely affect LifePoint's ability to pay interest and principal on the notes when due;

          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or imposed by governmental agencies or authorities;

          (13) in the case of clause (3) of the preceding paragraph, encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to Indebtedness and that do not materially detract from the value of the property or assets of LifePoint and its Restricted Subsidiaries;

          (14) encumbrances or restrictions contained in the terms of Indebtedness if the encumbrance or restriction is not materially more disadvantageous to Holders than is customary in comparable financings and will not materially affect LifePoint's ability to make principal or interest payments on the notes (in each case determined by LifePoint in good faith); and

          (15) agreements with respect to Insurance Subsidiaries or with respect to securities thereof, in each case in connection with the operation of any Insurance Subsidiary.

  Limitation on Sale and Leaseback Transactions

        LifePoint will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless LifePoint or the Restricted Subsidiary would be entitled to:

          (1)   incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (2)   create a Lien on such property securing such Attributable Debt pursuant to the covenant described above under the caption "—Liens";

in which case, the corresponding Indebtedness and Lien will be deemed incurred pursuant to those provisions.

  Merger, Consolidation or Sale of Assets

        LifePoint may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not LifePoint is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of LifePoint and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1)   either: (a) LifePoint is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than LifePoint) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than LifePoint) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of LifePoint under the notes and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

          (3)   immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of LifePoint or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists; and

          (4)   except in the case of a transaction entered into to reincorporate LifePoint in another jurisdiction, LifePoint or the Person formed by or surviving any such consolidation or merger (if other than LifePoint), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of LifePoint for such applicable four-quarter period without giving pro forma effect to such transactions and the related financing transactions.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among LifePoint and any of the Guarantors.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer, lease or other disposition of all or substantially all of the properties or assets of LifePoint and its Restricted Subsidiaries, taken as a whole, in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which LifePoint is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, LifePoint under the indenture with the same effect as if such successor had been named as LifePoint therein. When a successor assumes all the obligations of its predecessor under the indenture and the notes following a consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition (except a lease) of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of LifePoint may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by LifePoint and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by LifePoint. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of LifePoint may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. As of the Issue Date, our Subsidiary, Life Indemnity, LTD, is our only Unrestricted Subsidiary.

  Transactions with Affiliates

        LifePoint will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $5.0 million (each, an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to LifePoint or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by LifePoint or such Restricted Subsidiary with an unrelated Person; and

          (2)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40 million LifePoint delivers to the trustee a resolution of LifePoint's Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of LifePoint's Board of Directors, or an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation, retirement, disability, severance or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

          (2)   performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to LifePoint or any of its Restricted Subsidiaries than the original agreement in effect on the Issue Date;

          (3)   transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (4)   transactions in the ordinary course of business with any joint venture that is otherwise permitted by the indenture; provided that such joint venture is between and among LifePoint and/or any of its Subsidiaries on the one hand and third parties that are not otherwise Affiliates of LifePoint on the other hand;

          (5)   transactions between or among LifePoint and/or its Restricted Subsidiaries;

          (6)   transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of LifePoint solely because LifePoint or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

          (7)   sales of Equity Interests (other than Disqualified Stock) to Affiliates of LifePoint and the granting of registration and other customary rights in connection therewith;

          (8)   Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments";

          (9)   transactions complying with the covenant described above under the caption "—Merger, Consolidation or Sale of Assets";

          (10) pledges of Equity Interests of Unrestricted Subsidiaries;

          (11) any transaction effected as part of a Qualified Securitization Financing;

          (12) any transaction with an Insurance Subsidiary in the ordinary course of business; and

          (13) transactions with customers, clients, suppliers, or purchasers or seller of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that are fair to LifePoint or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of LifePoint, or are no less favorable to LifePoint and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a person who was not an Affiliate.

  Additional Subsidiary Guarantees

        If LifePoint or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Wholly-Owned Subsidiary after the Issue Date, other than an Excluded Subsidiary, then that newly acquired or created Domestic Subsidiary that is a Wholly-Owned Subsidiary will become a Guarantor and execute and deliver a supplemental indenture and deliver an opinion of counsel in form satisfactory to the trustee as promptly as possible after the end of the fiscal quarter in which it was acquired or created.

        LifePoint will not permit any Domestic Subsidiary that is a non-Wholly-Owned Subsidiary to guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor unless such Restricted Subsidiary executes and delivers a supplemental indenture and delivers an opinion of counsel in form satisfactory to the trustee as promptly as possible after the end of the fiscal quarter in which it guarantees such Indebtedness providing for a Guarantee by such Restricted Subsidiary:

  (a)
  if the notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the notes are subordinated to such Indebtedness; and

  (b)
  if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the notes;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        Any such Guarantee shall be released as provided under the section entitled "—Subsidiary Guarantees."

  Reports

        Whether or not required by the Commission, so long as any notes are outstanding, LifePoint will furnish to the Holders of notes and the trustee and file with the Commission (unless the Commission will not accept such filing), within the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if LifePoint were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by LifePoint's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if LifePoint were required to file such reports;

provided that any information in clauses (1) and (2) above that is accepted for filing with the Commission shall be deemed to have been furnished to Holders of the notes and the trustee.

Events of Default and Remedies

        Each of the following is an Event of Default with respect to the notes:

          (1)   default for 30 days in the payment when due of interest on the notes;

          (2)   default in payment when due of the principal of, or premium, if any, on the notes (including the failure to repurchase notes pursuant to a Change of Control Offer or Asset Sale Offer);

          (3)   failure by LifePoint, any Guarantor or any Significant Subsidiary to comply with the covenants described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets";

          (4)   failure by LifePoint, any Guarantor or any Significant Subsidiary for 60 days after notice to comply with any of the other agreements in the indenture;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by LifePoint, any Guarantor or any Significant Subsidiary (or the payment of which is guaranteed by LifePoint, any Guarantor or any Significant Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

            (a)   is caused by a failure to pay principal of such Indebtedness at its final stated maturity after giving effect to any grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

          (6)   failure by LifePoint, any Guarantor or any Significant Subsidiary to pay final, non-appealable judgments aggregating in excess of $100 million that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7)   except as permitted by the indenture, any Subsidiary Guarantee of a Significant Subsidiary of notes shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee for the notes; and

          (8)   certain events of bankruptcy or insolvency described in the indenture with respect to LifePoint or any of its Restricted Subsidiaries that is a Significant Subsidiary.

        A Default under clause (4) is not an Event of Default in respect of the notes until the trustee or the Holders of at least 25% in principal amount of the notes then outstanding notify LifePoint and the trustee (in the case of a notice given by holders) of the Default and LifePoint does not cure such default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to LifePoint, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes.

        LifePoint is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, LifePoint is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of LifePoint or any Guarantor, as such, will have any liability for any obligations of LifePoint or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        LifePoint may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1)   the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on, such notes when such payments are due from the trust referred to below;

          (2)   LifePoint's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and LifePoint's and the Guarantor's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, LifePoint may, at its option and at any time, elect to have the obligations of LifePoint and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs in respect of the notes, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events with respect to LifePoint) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   LifePoint must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payments of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and non-callable Government Securities, the scheduled payments of principal of and interest on which will together with such cash be sufficient, without consideration of any reinvestment of interest, to pay the principal of, or interest and premium on, the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and LifePoint must specify whether such notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, LifePoint has delivered to the trustee an opinion of counsel in form reasonably acceptable to the trustee confirming that (a) LifePoint has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, LifePoint has delivered to the trustee an opinion of counsel in form reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which LifePoint or any of its Subsidiaries is a party or by which LifePoint or any of its Subsidiaries is bound;

          (6)   LifePoint must deliver to the trustee an officers' certificate stating that the deposit was not made by LifePoint with the intent of preferring the Holders of notes over the other creditors of LifePoint with the intent of defeating, hindering, delaying or defrauding creditors of LifePoint or others; and

          (7)   LifePoint must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with or waived.

        Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date or on a redemption date within one year (in the case of a redemption) under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of LifePoint.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1)   reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders" and other than notice provisions with respect to any optional redemption by LifePoint);

          (3)   reduce the rate of or change the time for payment of interest on any note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default in respect of the notes that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the notes;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium on, the notes;

          (7)   after the date of an event giving rise to a redemption, waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

          (8)   release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9)   make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, LifePoint, the Guarantors, if applicable, and the trustee may amend or supplement the indenture or the notes:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of LifePoint's or a Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of LifePoint's or a Guarantor's assets;

          (4)   to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

          (5)   to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (6)   to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes;

          (7)   to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

          (8)   to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the Holders of notes as additional security for the payment and performance of LifePoint's or a Guarantor's obligations;

          (9)   to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the indenture when permitted or required pursuant to the terms of the indenture; or

          (10) to conform the text of the indenture, the notes or the Subsidiary Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a substantially verbatim recitation of a provision of the indenture, the notes or the Subsidiary Guarantees.

        The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1)   either:

            (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to LifePoint, have been delivered to the trustee for cancellation; or

            (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and LifePoint or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders of notes, cash in U.S. dollars, non-callable Government Securities, the scheduled payments of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and noncallable Government Securities, the scheduled payments of principal of and interest on which will, together with such cash, be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

          (2)   LifePoint or any Guarantor has paid or caused to be paid all sums payable by it under the indenture with respect to the notes; and

          (3)   LifePoint has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, LifePoint must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied or waived.

Concerning the Trustee

        If the trustee becomes a creditor of LifePoint or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

        Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to LifePoint Health, Inc., 330 Seven Springs Way, Brentwood, Tennessee 37027, Attention: Investor Relations.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Redemption Premium" means, with respect to any note on any redemption date, the excess of

          (1)   the present value at such redemption date of the redemption price of such note if such note were redeemed on                    , 2018 plus all required interest payments due on such note through                    , 2018 (not including any portion of such payments of interest accrued to the redemption date) computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over

          (2)   the then-outstanding principal amount of the note.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition by LifePoint or any of its Restricted Subsidiaries of any assets, other than sales of products and services in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of LifePoint and its Restricted Subsidiaries taken as a whole will be governed by the covenant described above under the caption "—Repurchase at the Option of Holders—Change of control" and/or the covenant described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2)   the issuance of Equity Interests (other than directors' qualifying shares) by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (1)   any single transaction or series of related transactions that involves assets having a fair market value of less than $75 million;

          (2)   a transfer of assets between or among LifePoint and one or more Restricted Subsidiaries;

          (3)   an issuance of Equity Interests by a Restricted Subsidiary to LifePoint or to another Restricted Subsidiary;

          (4)   the sale, lease, assignment, sublease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5)   the sale or other disposition of cash or Cash Equivalents;

          (6)   a Restricted Payment (or Payment that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments";

          (7)   a sale or other disposition of accounts receivable and related assets in connection with a financing transaction involving such assets (including, without limitation, in connection with a securitization or similar financing);

          (8)   any disposition of property in the ordinary course of business by LifePoint or any Restricted Subsidiary that, in the good faith judgment of management of LifePoint, has become obsolete, worn out, damaged or no longer useful in the conduct of the business of LifePoint or the Restricted Subsidiaries;

          (9)   any Asset Swap;

          (10) any sale of securities constituting Equity Interests that are issued by a subsidiary trust or other financing vehicle in a transaction permitted by the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (11) the discount or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

          (12) licenses and sublicenses by LifePoint or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business or consistent with past practice;

          (13) a Sale and Leaseback Transaction; provided that at least 75% of the consideration paid to LifePoint or the Restricted Subsidiary for such Sale and Leaseback Transaction consists of cash received at closing;

          (14) the sale, transfer or other disposition of Hedging Obligations incurred pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (15) the creation of any Permitted Lien and dispositions in connection with Permitted Liens;

          (16) dispositions of assets resulting from the assertion by federal, state or local governmental authorities (or similarly empowered Persons) of rights of eminent domain, condemnation or expropriation or similar rights;

          (17) long-term leases of Hospitals to another Person; provided that the aggregate book value of all such properties subject to such leases does not exceed 10% of the Total Assets of LifePoint;

          (18) sales of assets received by LifePoint or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

          (19) the disposition of Receivables and Related Assets in a Qualified Securitization Transaction; and

          (20) the disposition of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary.

        "Asset Sale Offer" has the meaning set forth in the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        "Asset Swap" means an exchange by LifePoint or any Restricted Subsidiary of property or assets for property or assets of another Person; provided that (i) LifePoint or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of LifePoint's Board of Directors), and (ii) at least 75% of the consideration received in such exchange constitutes assets or other property of a kind usable by LifePoint and its Restricted Subsidiaries in a Permitted Business; provided, further, that any cash and Cash Equivalents received by LifePoint or any of its Restricted Subsidiaries in connection with such an exchange shall constitute Net Proceeds subject to the provisions under "Repurchase at the Option of Holders—Asset Sales."

        "Attributable Debt" means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

          (2)   with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   Securities constituting direct obligations of the United States or any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

          (3)   securities constituting direct obligations of any State or municipality within the United States maturing in three years or less form the date of acquisition thereof which, in any such case, at the time of acquisition by LifePoint or any Restricted Subsidiary, is accorded one of the two highest long-term or short-term, as applicable, debt ratings by S&P or Moody's or any other United States nationally recognized credit rating agency of similar standing;

          (4)   certificates of deposit with a maturity of one year or less or bankers' acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $500 million and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by S&P;

          (5)   eurodollar time deposits with maturities of one year or less and overnight bank deposits with any bank or trust company having capital, surplus and undivided profits aggregating at least $500 million and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by S&P;

          (6)   repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2), (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in such clauses above;

          (7)   commercial paper maturing in 365 days or less from the date of issuance which, at the time of acquisition by LifePoint or any Restricted Subsidiary, is accorded a rating of "A2" or better by S&P or "P2" or better by Moody's or any other United States nationally recognized credit rating agency of similar standing; and

          (8)   any fund or other pooling arrangement at least 95% of the assets of which constitute Investments described in clauses (1) through (7) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of LifePoint and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (2)   the adoption of a plan relating to the liquidation or dissolution of LifePoint; or

          (3)   LifePoint becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of LifePoint, measured by voting power rather than number of shares.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

        "Consolidated Assets" of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1)   an amount equal to any extraordinary, unusual or non-recurring loss, expense or charge plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without regard to the dollar limitation in the definition thereof), to the extent such losses, expenses or charges were deducted in computing such Consolidated Net Income; plus

          (2)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4)   depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5)   severance payments, other employee termination benefits or relocation costs, expenses or charges, non-cash stock-based compensation expense, and net income attributable to non-controlling interests in LifePoint's non-wholly-owned Subsidiaries; minus

          (6)   any amortization of discounts of convertible debt instruments resulting from the application of APB 14-1 "Accounting for Convertible Debt Instruments"; minus

          (7)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of LifePoint only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to LifePoint by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2)   the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3)   for purposes of the covenant described above under the caption "—Certain Covenants—Restricted Payments" covenant above, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

          (4)   the cumulative effect of a change in accounting principles will be excluded.

        "Consolidated Secured Debt Ratio" as of the date of any event for which a calculation is required (the "date of determination") means the ratio of (a) (i) the aggregate amount of all Indebtedness of LifePoint and its Restricted Subsidiaries that is secured by Liens as of the date of determination minus (ii) the unrestricted cash and Cash Equivalents of LifePoint and its Restricted Subsidiaries on a Consolidated basis as of the date of determination to (b) the Consolidated Cash Flow of LifePoint for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio"; provided that LifePoint may elect pursuant to an officers' certificate delivered to the trustee to treat all or any portion of the commitment (such amount elected, the "Elected Amount") under such Indebtedness secured by Liens as being incurred at such time, in which case (i) any subsequent incurrence of such Indebtedness secured by Liens under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time and (ii) for purposes of all subsequent calculations of the Consolidated Secured Debt Ratio at any time during which such commitment remains effective, the Elected Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding.

        "Consolidated Senior Leverage Ratio" means, as of the date of determination, the ratio (x) of (i) the aggregate amount of all Indebtedness (other than Subordinated Indebtedness) of LifePoint and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries that are not Guarantors as of the date of the determination minus (ii) the unrestricted cash and Cash Equivalents of LifePoint and its Restricted Subsidiaries on a Consolidated basis as of the date of determination to (y) the Consolidated Cash Flow of LifePoint for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Total Leverage Ratio" means, as of the date of determination, the ratio (x) of (i) the aggregate amount of all Indebtedness of LifePoint and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries that are not Guarantors as of the date of the determination minus (ii) the unrestricted cash and Cash Equivalents of LifePoint and its restricted Subsidiaries on a Consolidated basis as of the date of determination to (y) the Consolidated Cash Flow of LifePoint for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Credit Agreement" means the Credit Agreement, dated as of July 24, 2012, by and among LifePoint, as borrower, the lenders parties thereto, Citibank, N.A., as administrative agent, Bank of America, N.A., and Barclays Bank PLC, as co-syndication agents and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC as lead arrangers and bookrunners, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended by the Incremental Facility Amendment No. 1 dated February 6, 2013 and as further amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), note purchase agreements, commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means any non-cash consideration received by LifePoint or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officers' certificate executed by the principal financial officer and any of the other executive officers of LifePoint or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute

Disqualified Stock solely because the holders of the Capital Stock have the right to require LifePoint to repurchase such Capital Stock upon the occurrence of a change of control with respect to LifePoint or an asset sale by LifePoint or its Restricted Subsidiaries will not constitute Disqualified Stock if the terms of such Capital Stock provide that LifePoint may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale by LifePoint for cash of its common stock or preferred stock (excluding Disqualified Stock).

        "Excess Proceeds" has the meaning set forth in the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        "Excluded Subsidiaries" means those Domestic Subsidiaries which are Wholly Owned Subsidiaries that are designated by LifePoint as Domestic Subsidiaries that will not be Guarantors; provided, however, that in no event will the Excluded Subsidiaries, either individually or collectively, hold more than 4.5% of the consolidated assets of LifePoint and its Domestic Subsidiaries as of the end of any fiscal quarter (determined as of the most recent fiscal quarter for which LifePoint has internal financial statements available); provided, further, that any Subsidiary that guarantees Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor may not be designated as or continue to be an Excluded Subsidiary. In the event any Subsidiaries, individually or collectively, previously designated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, LifePoint will, within 60 calendar days following such event, cause one or more of such Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with.

        "Existing Indebtedness" means Indebtedness of LifePoint and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

        "Existing Senior Notes" means the 5.5% Senior Notes due 2021 pursuant to that certain Indenture, dated as of December 6, 2013, among the Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of May 12, 2014, among the Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2)   the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon; plus

          (4)   the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of LifePoint (other than Disqualified Stock) or to LifePoint or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

          (5)   any amortization of discounts of convertible debt instruments resulting from the application of APB 14-1 "Accounting for Convertible Debt Instruments."

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio, pro forma effect will be given to:

          (1)   acquisitions of any operations or businesses or assets that have been made by the specified Person or any of its Restricted Subsidiaries, including through purchases or through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four-quarter reference period; and

          (2)   the discontinuance of operations or businesses and dispositions of operations or businesses or assets during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four quarter reference period.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of LifePoint to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as LifePoint may designate.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of consolidated interest expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of LifePoint. In addition, any such pro forma calculation may include adjustments appropriate, in the reasonable determination of LifePoint as set forth in an officers' certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

        "GAAP" means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

          (1)   the Financial Accounting Standards Board's FASB Accounting Standards Codification; and

          (2)   the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means each of:

          (1)   the Wholly-Owned Subsidiaries that are Domestic Subsidiaries of LifePoint as of the Issue Date, other than Excluded Subsidiaries, and the Domestic Subsidiaries as of the Issue Date which are non-Wholly-Owned Subsidiaries but which guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor; and

          (2)   any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns; provided that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates or commodity prices.

        "Hospital" means a hospital, outpatient clinic, outpatient surgical center, long-term care facility, diagnostic facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (5)   representing the balance deferred and unpaid of the purchase price of any property; or

          (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, in each case limited to the maximum amount of liability of the specified Person with respect to such Lien or Guarantee on the date in question. Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business, any liability for federal, state, local or other taxes, any settlements or judgments relating to governmental litigations and/or investigations or contingent obligations incurred in the ordinary course of business. The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

        "Insurance Subsidiary" means a Subsidiary of LifePoint or any Restricted Subsidiary established for the purpose of insuring the businesses or facilities owned or operated by LifePoint or any of its Subsidiaries or any joint venture to which they are party or any Person employed by or on the staff of any such business or facility.

        "Investment Grade" means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB– and (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If LifePoint or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, LifePoint will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the covenant described above under the caption "—Certain Covenants—Restricted Payments"; provided that LifePoint shall not have been deemed to have made an Investment pursuant to the foregoing if LifePoint shall have previously or concurrently therewith been deemed to have made an Investment in connection with such Equity Interests. The acquisition by LifePoint or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by LifePoint or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the covenant described above under the caption "—Certain Covenants—Restricted Payments"; provided LifePoint or such Restricted Subsidiary shall not have been deemed to have made an Investment pursuant to the foregoing if LifePoint or any Restricted Subsidiary shall have previously or concurrently therewith been deemed to have made an Investment in connection with such acquisition. "Investments" shall exclude extensions of trade credit.

        "Issue Date" means the original issue date for the first issuance of the notes offered hereby under the indenture.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Limited Originator Recourse" means a reimbursement obligation of LifePoint in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that LifePoint's board of directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be incurred by LifePoint pursuant to the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1)   any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (without regard to the dollar limitation in the definition thereof); (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; or (c) any acquisition, recapitalization or Permitted Investment of such Person or any of its Restricted Subsidiaries;

          (2)   any extraordinary, unusual or non-recurring gain, charge, expense or loss (together with any related provision for taxes on such extraordinary, unusual or non-recurring gain, charge, expense or loss), including, without limitation, (a) restructuring charges, reserves or other related expenses, (b) fees, expenses or charges relating to facility shutdowns and discontinued operations, (c) acquisition integration costs, (d) severance or other employee termination or relocation costs, expenses or charges, (e) non-cash compensation charges recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees and (f) litigation and investigation settlement costs and related expenses; and

          (3)   the net income (or loss) from disposed or discontinued operations for the four fiscal quarters preceding the date of determining Net Income.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by LifePoint or its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, all distributions and other payments required to be made to non-majority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and appropriate amounts to be provided by LifePoint or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by LifePoint or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means the business or businesses conducted by LifePoint and its Restricted Subsidiaries, or any of them, as of the Issue Date and any business ancillary or complementary thereto.

        "Permitted Debt" has the meaning set forth in the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Investments" means:

          (1)   any Investment in LifePoint or in a Restricted Subsidiary;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by LifePoint or any Restricted Subsidiary in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, LifePoint or a Restricted Subsidiary;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (including any Asset Swap) that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any disposition of assets not constituting an Asset Sale;

          (5)   any Investment received to the extent the consideration therefor was the issuance of Equity Interests (other than Disqualified Stock) of LifePoint;

          (6)   Hedging Obligations;

          (7)   intercompany Indebtedness to the extent permitted under the covenant described above under the caption the "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (8)   Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs;

          (9)   loans and advances to officers, directors and employees made in the ordinary course of business;

          (10) Investments represented by accounts and notes receivable created or acquired in the ordinary course of business;

          (11) Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

          (12) Investments by any qualified or nonqualified benefit plan established by LifePoint or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by LifePoint or any Restricted Subsidiary in connection with the funding thereof;

          (13) Investments received in settlement of debts or judgments owed to LifePoint or any Restricted Subsidiary, including, without limitation, as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any bankruptcy, liquidation, receivership or insolvency proceeding;

          (14) Investments in any Subsidiary that constitutes a special purpose entity formed for the primary purpose of issuing trust preferred or similar securities in a transaction permitted by the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

          (15) Investments deemed to have been made as a result of the acquisition of a Person permitted under clause (3) of this definition; provided that such Investments are not acquired in contemplation of the acquisition;

          (16) Investments by LifePoint or a Restricted Subsidiary in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which investment consists of a retained interest in transferred Receivables and Related Assets;

          (17) Investments made within 90 days after the date of the commitment to make the Investment, that when such commitment was made would have complied with the terms of the indenture;

          (18) Guarantees issued in accordance with the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and performance guarantees;

          (19) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (20) Investments in a Permitted Joint Venture, together with all other Investments made by LifePoint or any Restricted Subsidiary pursuant to this clause (20) in an aggregate amount at the time of such Investment not to exceed the greater of $75 million and 1.5% of Total Assets in the aggregate outstanding at any one time;

          (21) Investments in any Insurance Subsidiary in an amount which does not at the time made exceed 125% of the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed (other than any excess capital that would result in any unfavorable tax or reimbursement impact if distributed), in any self-insurance trust in an amount not to exceed 125% of the aggregate amount of the risk retained by the Insurance Subsidiary, LifePoint or any of its Subsidiaries on an annual basis and any Investment by such Insurance Subsidiary or self-insurance trust which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed or for a self-insurance trust under the applicable laws;

          (22) Investments consisting of Physician Support Obligations made by LifePoint or any Restricted Subsidiary; and

          (23) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (23), not to exceed the greater of $300 million and 6.0% of Total Assets in the aggregate at any one time outstanding.

        "Permitted Joint Venture" means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

        "Permitted Liens" means:

          (1)   Liens in favor of LifePoint or its Restricted Subsidiaries;

          (2)   Liens on property of a Person existing at the time such Person is merged with or into or consolidated with LifePoint or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with LifePoint or the Restricted Subsidiary;

          (3)   Liens on property existing at the time of acquisition of the property by LifePoint or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (4)   Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (5)   Liens existing on the Issue Date;

          (6)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (7)   Liens securing any Hedging Obligations of LifePoint or any Restricted Subsidiary;

          (8)   Liens securing any Indebtedness otherwise permitted to be incurred under the indenture, the proceeds of which are used to refinance Indebtedness of LifePoint or any Restricted Subsidiary; provided that such Liens extend to or cover only the assets secured by the Indebtedness being refinanced;

          (9)   Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

          (10) statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if LifePoint or any applicable Restricted Subsidiaries shall have made any reserves or other appropriate provision required by GAAP;

          (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return-of-money bonds, participation in government reimbursement programs and other similar obligations;

          (12) judgment Liens not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (13) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of LifePoint or any of its Restricted Subsidiaries;

          (14) any interest or title of a lessor in assets or property subject to Capital Lease Obligations or an operating lease of LifePoint or any Restricted Subsidiary;

          (15) Liens incurred in connection with a financing involving the sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing);

          (16) leases or subleases granted to others not interfering with the ordinary conduct of the business of LifePoint or any of the Restricted Subsidiaries;

          (17) bankers' liens with respect to the right of setoff arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of LifePoint or any Restricted Subsidiary;

          (18) the interest of any issuer of a letter of credit in any cash or Cash Equivalents deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of the indenture;

          (19) any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Restricted Subsidiary or to purchase assets of LifePoint or any Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business or is otherwise permitted under the indenture;

          (20) any Lien granted to the trustee pursuant to the terms of the indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of LifePoint;

          (21) statutory, contractual or common law Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or workmen in the ordinary course of business;

          (22) licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

          (23) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's Obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (24) Liens securing Indebtedness of any Restricted Subsidiary (other than a Guarantor) that was permitted by the terms of this indenture to be incurred, and related Obligations, which Liens encumber only assets of such Restricted Subsidiary;

          (25) Liens securing Indebtedness incurred pursuant to clause (1) or (22) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (26) Liens securing any Indebtedness incurred pursuant to the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" so long as, after giving effect to such incurrence, the Consolidated Secured Debt Ratio shall be equal to or less than 3.5 to 1 as of the date on which such Lien is incurred;

          (27) Liens with respect to obligations that do not at any one time outstanding exceed the greater of $300 million and 6.0% of Total Assets; and

          (28) Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction.

        "Permitted Refinancing Indebtedness" means any Indebtedness of LifePoint or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of LifePoint or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than, the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms not materially less favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by LifePoint or a Guarantor, the obligor on the Permitted Refinancing Indebtedness may not be a Restricted Subsidiary that is not a Guarantor.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Physician Support Obligation" means:

          (1)   a loan to or on behalf of, or a Guarantee of Indebtedness of or income of, (x) a physician or healthcare professional providing service to patients in the service area of a Hospital operated by LifePoint or any of its Restricted Subsidiaries or (y) any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x), in either case made or given by LifePoint or any Restricted Subsidiary of LifePoint:

            (a)   in the ordinary course of its business; and

            (b)   pursuant to a written agreement having a period not to exceed five years; or

          (2)   Guarantees by LifePoint or any Restricted Subsidiary of leases and loans to acquire property (real or personal) for or on behalf of a physician, healthcare professional or any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x) above providing service to patients in the service area of a Hospital operated by LifePoint or any of its Restricted Subsidiaries.

        "Principal Property" means each Hospital (excluding personal property, office fixtures and equipment (including data processing equipment, vehicles and equipment used on, or useful with, vehicles)) owned solely by LifePoint and/or one or more of its Subsidiaries and located in the United States of America unless the Board of Directors of LifePoint determines that any such hospital is not material to LifePoint and its Subsidiaries taken as a whole.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by LifePoint or any Restricted Subsidiary pursuant to which (a) LifePoint or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

        "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of LifePoint or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

        "Replacement Assets" mean properties or assets substantially similar to the assets disposed of in a particular Asset Sale and acquired to replace the properties or assets that were the subject of such Asset Sale or that are otherwise useful in a Permitted Business.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any direct or indirect Subsidiary of LifePoint other than an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor in contemplation of such leasing.

        "Securitization Subsidiary" means a Subsidiary of LifePoint:

          (1)   that is designated a "Securitization Subsidiary" by the board of directors of LifePoint (or a duly authorized committee thereof);

          (2)   that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

          (3)   no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

            (a)   is Guaranteed by LifePoint or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

            (b)   is recourse to or obligates LifePoint or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or

            (c)   subjects any property or asset of LifePoint or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse; and

          (4)   with respect to which neither LifePoint nor any other Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the board of directors of LifePoint giving effect to the designation and an officers' certificate certifying that the designation complied with the preceding conditions.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by LifePoint or any Restricted Subsidiary that are reasonably customary in accounts receivable securitization transactions, as the case may be.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means any Indebtedness of LifePoint or any Guarantor which is subordinated in right of payment to the notes or any Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any specified Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Restricted Subsidiaries or by such Person and one or more of its Restricted Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        "Subsidiary Guarantee" means a guarantee of notes pursuant to the indenture.

        "Total Assets" means, as of any date of determination, the total assets of LifePoint and its Restricted Subsidiaries as shown on the balance sheet for the most recently completed quarter for which internal financial statements are available determined in accordance with GAAP.

        "Treasury Rate" means, as of the date the redemption notice is given to holders of the notes, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H. 15(519), which has become publicly available at least two business days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant redemption date to                        , 2018; provided that, if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given; provided, further, that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Unrestricted Subsidiary" means any Subsidiary of LifePoint that is designated by the Board of Directors of LifePoint as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Indebtedness that is without recourse to LifePoint or its Restricted Subsidiaries;

          (2)   is not party to any agreement, contract, arrangement or understanding with LifePoint or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to LifePoint or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of LifePoint;

          (3)   is a Person with respect to which neither LifePoint nor any of its Restricted Subsidiaries has any (a) continuing direct or indirect obligation to subscribe for additional Equity Interests or (b) direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of LifePoint or any of its Restricted Subsidiaries.

        In addition, any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in connection with a transaction permitted by the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" shall be, and any Insurance Subsidiary may be, an Unrestricted Subsidiary.

        Any designation of a Subsidiary of LifePoint as an Unrestricted Subsidiary after the Issue Date will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of LifePoint giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of LifePoint as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," LifePoint will be in default of such covenant. The Board of Directors of LifePoint may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Certain

Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address alternative minimum tax consequences, U.S. federal estate or gift tax laws, or all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as banks, financial institutions, U.S. expatriates, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities or currencies, traders in securities, partnerships or other pass-through entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt entities, and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code (generally, assets held for investment).

        As used herein, "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of the notes who or that is, or is treated as:

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  an individual that is a citizen or resident of the United States;

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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a U.S. person.

        If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partners should consult their tax advisors as to the tax consequences of an investment in the notes.

        No rulings from the IRS have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

U.S. Holders

  Characterization of the Notes

        In certain circumstances we may elect or be obligated to make payments on the notes in excess of principal and stated interest (see "Description of Notes—Optional Redemption" and "Description of Notes—Change of Control"). Based in part on assumptions regarding the likelihood that such additional amounts will be paid, we intend to take the position that there is no more than a remote chance that we will make such payments and the notes should accordingly not be treated as contingent payment debt instruments ("CPDIs") for U.S. federal income tax purposes because of the possibility of such additional payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as CPDIs, U.S. Holders, including those that use the cash method of accounting for U.S. federal income tax purposes, could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a notes.

        U.S. Holders are urged to consult their tax advisors regarding the potential application to the notes of the CPDI rules and the consequences thereof.

  Interest

        Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

  Sale or Other Taxable Disposition of the Notes

        A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference, if any, between the amount realized upon the disposition (less any portion allocable to accrued and unpaid interest, which will be taxable as interest as described above) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be the price such U.S. Holder paid for the note. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Non-corporate U.S. Holders may be eligible for a reduced rate of tax on long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

  Backup Withholding and Information Reporting

        Information returns generally will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or disposition of the notes. A U.S. Holder may be subject to backup withholding when such U.S. Holder receives interest and principal payments on the notes or upon the proceeds received upon the sale or other disposition of such notes. Certain U.S. Holders (including, among others, corporations and certain tax- exempt organizations) are generally not subject to backup withholding. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder:

  •
  fails to furnish its taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

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  furnishes an incorrect TIN;

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  is notified by the IRS that it has failed to properly report payments of interest or dividends; or

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  fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

        U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide the required information to the IRS.

  Medicare Tax

        A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) such U.S. Holder's "net investment income" (or undistributed "net investment income" in the case of estates and trusts) for the relevant taxable year and (2) the excess of such U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income will generally include its gross interest income and its net gains from the disposition of the notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your income and gains in respect of the notes.

Non-U.S. Holders

        A non-U.S. Holder is a beneficial owner of the notes who is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

  Interest

        Subject to the discussions below of Backup Withholding and Information Reporting and FATCA Withholding, interest paid to a non-U.S. Holder will not be subject to any U.S. federal withholding tax provided that:

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  such non-U.S. Holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock;

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  such non-U.S. Holder is not a controlled foreign corporation that is related to us through direct or indirect stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  (1) the non-U.S. Holder certifies in a statement (generally, IRS Form W-8BEN or IRS Form W-8BEN-E) provided to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. Holder, has received from the non-U.S. Holder a statement, under penalties of perjury, that such non- U.S. Holder is not a "United States person" and provides us or our paying agent with a copy of such statement or (3) the non-U.S. Holder holds its notes directly through a "qualified intermediary" and certain conditions are satisfied.

        If the above conditions are not met, interest paid to a non-U.S. Holder that is not effectively connected with such non-U.S. Holder's conduct of a U.S. trade or business will be subject to U.S. federal withholding tax at a rate of 30% unless such non-U.S. Holder qualifies for a reduction of or an exemption from U.S. federal withholding tax on interest under an income tax treaty between the United States and the non-U.S. Holder's country of residence. To claim such a reduction or exemption, a non-U.S. Holder must generally complete IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and claim this reduction or exemption on the form. In some cases, a non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to an intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files. A non-U.S. Holder generally will also be exempt from withholding tax on interest if such interest is effectively connected with such non-U.S. Holder's conduct of a U.S. trade or business and the non-U.S. Holder meets the certification requirement as described below under "—U.S. Trade or Business."

        The certification requirements described above may require a non-U.S. Holder that claims the benefit of an income tax treaty to also provide its U.S. taxpayer identification number. Prospective investors should consult their own tax advisors regarding the certification requirements for non-U.S. persons.

  Sale or Other Taxable Disposition of the Notes

        Subject to the discussions below of Backup Withholding and Information Reporting and FATCA Withholding, a non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note that is not effectively connected with a U.S. trade or business of the non-U.S. Holder. However, a non-U.S. Holder may be subject to tax on such gain if such non-U.S. Holder is an individual who was present in the United States for

        183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such non-U.S. Holder may have to pay a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain, which may be offset by certain U.S. source capital losses.

  U.S. Trade or Business

        If interest or gain from a disposition of the notes is effectively connected with a non-U.S. Holder's conduct of a U.S. trade or business, and, if an income tax treaty applies, the non-U.S. Holder maintains a U.S. "permanent establishment" to which the interest or gain is attributable, the non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If interest income received with respect to the notes is effectively connected with a non-U.S. Holder's conduct of a U.S. trade or business, the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided by the non-U.S. Holder, which generally is IRS Form W-8ECI). A foreign corporation that is a non-U.S. Holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

  Backup Withholding and Information Reporting

        Backup withholding will not apply to payments of principal or interest made by us or our paying agent to a non-U.S. Holder of a note if the non-U.S. Holder meets the identification and certification requirements discussed above under the subheading "—Interest" for exemption from U.S. federal withholding tax or otherwise establishes an exemption. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a non-U.S. Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

  •
  a U.S. person;

  •
  a controlled foreign corporation for U.S. federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

        Payment of the proceeds from a disposition by a non-U.S. Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Holder or beneficial owner establishes an exemption from information reporting and backup withholding.

        Non-U.S. Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of any procedure for obtaining an exemption from withholding, information reporting and backup withholding under current U.S. Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the payor knows or has reasons to know that the certification may be false. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide the required information to the IRS.

FATCA Withholding

        Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (the provisions commonly known as FATCA), interest on the notes whenever paid (whether as a beneficial owner or intermediary) and the gross proceeds of sale or other disposition of notes after December 31, 2018, to a foreign financial institution may be subject to withholding at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. The legislation also imposes a U.S. federal withholding tax of 30% on interest on the notes, whenever paid, and on the gross proceeds of a sale or other disposition of our notes after December 31, 2018, to a non-financial foreign entity (whether as a beneficial owner or intermediary) unless such entity provides the withholding agent with a certification (i) that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which will in turn be provided to the U.S. tax authorities. A foreign financial institution or non-financial foreign entity can meet the certification requirements by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as applicable. Under certain circumstances, a U.S. Holder or non-U.S. Holder might be eligible for refunds or credits of such taxes from the IRS. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

 BOOK ENTRY, DELIVERY AND FORM

The Global Notes

        The certificates representing the notes will be represented by one or more global notes issued in fully registered form without interest coupons, except in the limited circumstances described below. The global notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interests in the global notes.

        All interests in the global notes will be subject to the procedures and requirements of DTC. Those interests may also be subject to the procedures and requirements of the direct and indirect participants in DTC's book entry system, including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, S.A. Luxembourg ("Clearstream, Luxembourg"). Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

Certificated Securities

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository for the global notes or DTC ceases to be a clearing agency registered as such under the Exchange Act if so required by applicable law or regulation, and no successor depository for the notes shall have been appointed within 90 days of such notification or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  an event of default under the indenture governing the notes has occurred and is continuing with respect to the notes; or

  •
  we, at our option, elect to terminate the book-entry system through DTC.

        Upon any such exchange, we will execute and the trustee will authenticate and deliver certificated notes in exchange for interests in the global notes. We anticipate that those certificated notes will be registered in such names as DTC instructs the trustee and that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

Book Entry System

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to DTC's book entry system is also available to others such as banks, brokers, dealers and trust companies ("Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors that are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

        We expect that, upon the issuance of a global note, DTC will credit, on its book entry registration and transfer system, the respective principal amounts of the notes represented by such global note to the accounts of Participants. Ownership of beneficial interests in the global notes will be limited to Participants or persons that may hold interests through Participants, including Indirect Participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to Participants' interests) and Participants and Indirect Participants (with respect to the owners of beneficial interests in the global notes other than Participants). Likewise, beneficial interests in global notes may only be transferred in accordance with DTC's procedures, in addition to those provided for under the indenture and, if applicable, those of the applicable Participants or Indirect Participants, including those of Euroclear and Clearstream, Luxembourg.

        So long as DTC or its nominee is the registered holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the related notes for all purposes under the indenture. Except as described in this prospectus supplement, owners of beneficial interests in the global notes will not be entitled to have the notes represented by such global notes registered in their names and will not receive or be entitled to receive physical delivery of certificated notes. In addition, owners of beneficial interests in the global notes will not be considered to be the owners or registered holders of the notes represented by those beneficial interests under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its beneficial interest, to exercise any right of a registered holder of notes. We understand that under existing industry practice, in the event that DTC is entitled to take any action as the registered holder of a global note, DTC would authorize its Participants to take such action and that the Participants would authorize owners of beneficial interests owning through such Participants to take such action or would otherwise act upon the instructions of owners of beneficial interests.

        Payment of principal of and premium, if any, and interest on notes represented by a global note registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered holder of such global note. We expect that DTC or its nominee, upon receipt of any payment in respect of a global note, will credit its Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by Participants and Indirect Participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its Participants and Indirect Participants or the relationship between such Participants and Indirect Participants and the owners of beneficial interests owning through such Participants and Indirect Participants.

Trading

        Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in same day funds, while transfers between Participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Any cross market transfer between Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg Participants, on the other hand, will be effected through DTC in accordance with its rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross market transfers will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global note in DTC, and making or receiving payment in accordance with normal procedures for funds settlement applicable to DTC. Participants in Euroclear or Clearstream, Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream, Luxembourg, as the case may be.

        Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg Participant purchasing a beneficial interest in a global note from a DTC Participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg, as applicable) immediately following DTC's settlement date. Credit of such transfer of a beneficial interest in a global note settled during such processing day will be reported to the applicable Euroclear or Clearstream, Luxembourg Participant on that day. Cash received in Euroclear or Clearstream, Luxembourg as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a DTC Participant will be received with value on DTC's settlement date but will be available in the applicable Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Although we believe that DTC, Euroclear and Clearstream, Luxembourg have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this section "Book-entry, Delivery and Form" concerning DTC, Euroclear and Clearstream, Luxembourg and their respective book entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

UNDERWRITING

        Citigroup Global Markets Inc. is acting as lead book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
UBS Securities LLC
Fifth Third Securities, Inc.
Mitsubishi UFJ Securities (USA), Inc.
SunTrust Robinson Humphrey, Inc.
Credit Agricole Securities (USA) Inc.
Regions Securities LLC
SMBC Nikko Securities America, Inc.
Total		$300,000,000

        The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed $            per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The notes are a new issue of securities for which there currently is no market. The underwriters have advised us that following the completion of this offering, they presently intend to make a market in the notes. They are not obligated to do so, however, and any market-making activities with respect to the notes may be discontinued at any time at their sole discretion without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, we cannot give any assurance as to the development of any market or the liquidity of any market for the notes.

        We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities substantially similar to the notes or securities convertible into or exchangeable for such debt securities, or sell or grant option, rights or warrants with respect to such debt securities or securities convertible or exchangeable for such debt securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities substantially similar to the notes or securities convertible, exercisable or exchangeable into such debt securities, or (iv) publicly announce an offering of any debt securities substantially similar to the notes or securities convertible or exchangeable into such debt securities.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by LifePoint Health, Inc.
Per note		%

        We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $1.2 million.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases. Short sales involve sales by the underwriters of a greater number of notes than they are required to purchase in the offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the tenth business day following the date of the pricing of the notes (such settlement being referred to as "T+10"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, lending, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, currently perform, and may in the future perform, various financial advisory and investment banking and commercial banking services for us, for which they have received customary compensation and may provide such services and receive customary compensation in the future. Certain of the relationships involve transactions that are material to us or our affiliates and for which the underwriters and/or their respective affiliates have received significant fees. In addition, certain of the underwriters and/or their affiliates serve as agents and/or lenders under our senior secured credit facilities.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the issuer. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or those affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially any notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of notes of the applicable series offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We and the guarantors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein in addition to member states of the European Union) which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) they have not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        The underwriters have represented and agreed that:

          (a)   they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA") received by they in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (b)   they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Australia

        No prospectus supplement or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia ("Corporations Act")) in relation to the notes has been or will be lodged with the Australian Securities & Investments Commission ("ASIC"). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

          (a)   you confirm and warrant that you are either:

              (i)  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

             (ii)  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

            (iii)  a person associated with the company under section 708(12) of the Corporations Act; or

            (iv)  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

          (b)   you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of those notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in India

        This prospectus supplement has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus supplement or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus supplement comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriters have agreed that they will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Korea

        The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 LEGAL MATTERS

        The validity of the notes offered hereby will be passed upon for us by White & Case LLP, New York, New York, and certain regulatory matters will be passed upon for us by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

        The consolidated financial statements of LifePoint Hospitals, Inc., included in LifePoint Hospitals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of LifePoint Hospitals, Inc.'s internal control over financial reporting as of December 31, 2014 (excluding the internal control over financial reporting of Wilson Medical Center, Rutherford Regional Medical Center, Haywood Regional Medical Center, Harris Regional Hospital, Swain County Hospital, Conemaugh Memorial Medical Center, Meyersdale Medical Center and Miners Medical Center, acquired businesses excluded from the scope of management's assessment), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of LifePoint Hospitals, Inc.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Wilson Medical Center, Rutherford Regional Medical Center, Haywood Regional Medical Center, Harris Regional Hospital, Swain County Hospital, Conemaugh Memorial Medical Center, Meyersdale Medical Center and Miners Medical Center, acquired businesses excluded from the scope of management's assessment, from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

        This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in, or incorporated by reference in, this prospectus supplement.

  •
  Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

  •
  Current Reports on Form 8-K filed on March 19, 2015, April 17, 2015, May 11, 2015, June 4, 2015, June 16, 2015, July 29, 2015, August 31, 2015 and September 21, 2015.

        We are also incorporating by reference in this prospectus supplement additional documents that we file with the SEC under Sections 13(a), 13(e), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and termination or completion of this offering (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

        You can obtain any of the documents incorporated by reference in this prospectus supplement through us or the SEC. Documents incorporated by reference in this prospectus supplement are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from:

LifePoint Health, Inc.
Attention: Investor Relations
330 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: (615) 920-7000

        The information relating to us contained in this prospectus supplement does not purport to be complete and should be read together with the accompanying prospectus and the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

        You can also get more information by visiting our investor relations website at http://www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus and you should not rely on that information.

LIFEPOINT HOSPITALS, INC.

Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants

              We may offer from time to time

  •
  debt securities, which may be senior or subordinated and which may be convertible into shares of our common stock or other debt securities,

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  guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries,

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  shares of our common stock, par value $0.01 per share,

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  shares of our preferred stock, par value $0.01 per share, or

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  warrants to purchase any of the other securities that may be sold under this prospectus.

              We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

              Our common stock is listed on the Nasdaq Global Select Market under the symbol "LPNT."

              The mailing address of our principal executive office is 330 Seven Springs Way, Brentwood, TN 37027. Our telephone number is (615) 920-7000.

              Investing in these securities involves risks. You should carefully review the information under the heading "Risk Factors" on page 3 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. The price to the public and our net proceeds from the sale of such securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is February 27, 2015.

i

ABOUT THIS PROSPECTUS

              This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") utilizing a "shelf" registration process. Under this shelf process, we may sell, at any time and from time to time, the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

              This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

              We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

              Unless otherwise stated or the context requires otherwise, references to "LifePoint," "we," "us," "our" and the "Company" refer to LifePoint Hospitals, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

              We make forward-looking statements in this prospectus, other reports and in statements we file with the SEC and/or release to the public. In addition, our senior management makes forward-looking statements orally to analysts, investors, the media and others. Broadly speaking, forward-looking statements include:

  •
  projections of our revenues, net income, earnings per share, capital expenditures, cash flows, debt repayments, interest rates, operating statistics and data or other financial items;

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  efforts to reduce the cost of providing healthcare while increasing quality;

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  descriptions of plans or objectives of our management for future operations, services or growth plans including acquisitions, divestitures, business strategies, core strategies and other initiatives, including our relationship with Duke University Health System, Inc. ("Duke") through Duke LifePoint Healthcare, a joint venture between LifePoint and a wholly-controlled affiliate of Duke;

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  interpretations of Medicare and Medicaid laws and regulations and their effect on our business; and

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  descriptions of assumptions underlying or relating to any of the foregoing.

In this prospectus and the documents incorporated by reference herein, for example, we make forward-looking statements, including statements discussing our expectations about:

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  future financial performance and condition;

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  future liquidity and capital resources;

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  future cash flows;

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  existing debt;

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  changes in depreciation and amortization expenses;

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  our business strategy and operating philosophy;

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  effects of competition in a hospital's market;

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  costs of providing care to our patients;

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  our compliance with new and existing laws and regulations as well as costs and benefits associated with compliance;

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  the impact of national healthcare reform;

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  other income from electronic health records ("EHR");

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  anticipated capital expenditures, including routine projects, investments in information systems and capital projects related to recent acquisitions and the expectation that capital commitments could be a significant component of future acquisitions;

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  timeframes for completion of capital projects;

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  implementation of supply chain management and revenue cycle functions;

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  the impact of accounting methodologies;

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  industry and general economic trends;

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  patient shifts to lower cost healthcare plans which generally provide lower reimbursement;

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  reimbursement changes, including policy considerations and changes resulting from state budgetary restrictions;

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  the amount of reimbursement payments under the New Mexico state program;

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  patient volumes and related revenues;

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  claims and legal actions relating to professional liabilities, governmental investigations and voluntary self-disclosures; and

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  physician recruiting and retention.

              Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "can," "could," "may," "should," "believe," "will," "would," "expect," "project," "estimate," "seek," "anticipate," "intend," "target," "continue," "predict" or similar expressions. You should not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. We do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

              There are several factors, some beyond our control that could cause results to differ significantly from our expectations. Some of these factors are described in more detail in the section captioned "Risk Factors." Other factors, such as market, operational, liquidity, interest rate and other risks are described elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Any factor described in this prospectus or the documents incorporated by reference could by itself, or together with one or more factors, adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus or the documents incorporated by reference herein that could also cause results to differ from our expectations.

RISK FACTORS

              Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014 and the other documents incorporated by reference in this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Where You Can Find More Information; Incorporation by Reference" below.

              These risks are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business operations. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your investment.

OUR COMPANY

              We operate general acute care hospitals primarily in non-urban communities in the United States. At December 31, 2014, on a consolidated basis, we operated 67 hospital campuses in 21 states, having a total of 8,254 licensed beds. Effective January 1, 2015, we sold Lakeland Community Hospital, Northwest Medical Center and Russellville Hospital located throughout northwest Alabama. Upon completion of this sale, we operated 64 hospital campuses in 21 states, having a total of 8,024 licensed beds. We generate revenues primarily through hospital services offered at our facilities. We generated $4,483.1 million, $3,678.3 million and $3,391.8 million in revenues during the years ended December 31, 2014, 2013 and 2012, respectively.

              Our hospitals typically provide the range of medical and surgical services commonly available in hospitals in non-urban markets. These services include general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, rehabilitation services, pediatric services, and, in some of our hospitals, specialized services such as open-heart surgery, skilled nursing, psychiatric care and neuro-surgery. In many markets, we also provide outpatient services such as same-day surgery, laboratory, x-ray, respiratory therapy, imaging, sports medicine and lithotripsy. The services provided at any specific hospital depend on factors such as community need for the service, whether physicians necessary to operate the service line safely are members of the medical staff of that hospital, whether the service might be supported by community residents, and any contractual or certificate of need restrictions that exist. Like most hospitals located in non-urban markets, our hospitals do not engage in extensive medical research and medical education programs. However, six of our hospitals have affiliations with medical schools, including the clinical rotation of medical and pharmacy students, and two of our hospitals own and operate schools of nursing and other allied health professions.

              We seek to fulfill our mission of Making Communities Healthier® by striving to (1) improve the quality and types of healthcare services available in our communities; (2) provide physicians with a positive environment in which to practice medicine, with access to necessary equipment and resources; (3) develop and provide a positive work environment for employees; (4) expand each hospital's role as a community asset; and (5) improve each hospital's financial performance. We expect our hospitals to be the place where patients choose to come for care, where physicians want to practice medicine and where employees want to work.

              We derived revenues from the Medicare and Medicaid programs, collectively, of 44.2% and 46.7% during the years ended December 31, 2014 and 2013, respectively. Payments made to our hospitals pursuant to the Medicare and Medicaid programs for services rendered rarely exceed our costs for such services. As a result, we rely largely on payments made by private or commercial payors, together with certain limited services provided to Medicare recipients, to generate an operating profit. The hospital industry continues to endure a period where the costs of providing care are rising faster than reimbursement rates from government or private commercial payors. This places a premium on efficient operation, the ability to reduce or control costs and the need to leverage the benefits of our organization across all of our hospitals.

Corporate Information

              Our principal executive office is located at 330 Seven Springs Way Brentwood, Tennessee, 37027, and our telephone number is (615) 920-7000. Our corporate website address is www.lifepointhospitals.com. Information contained on our website is not a part of, or incorporated by reference in, this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010. For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of earnings (loss) before income tax expense (benefit) plus fixed charges, and "fixed charges" consist of interest expense, including amortization of deferred financing costs, plus the portion of rental expense representative of the interest factor.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	2.45x	2.88x	3.08x	3.15x	3.02x

USE OF PROCEEDS

              The use of proceeds from a sale of securities will be described in the prospectus supplement related to the sale of those securities.

DESCRIPTION OF DEBT SECURITIES AND
GUARANTEES OF DEBT SECURITIES

              We may issue debt securities either separately or together with, or upon the conversion of or in exchange for, other securities. We may issue senior debt securities and/or subordinated debt securities. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as will be described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series. Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. The form of indenture relating to our senior debt securities and the executed indenture related to our subordinated debt securities have been filed as exhibits to the registration statement of which this prospectus is a part.

              The applicable prospectus supplement and the form of indenture relating to any particular debt securities offered will describe the specific terms of that series. When evaluating an offering of our debt securities, you also should refer to all provisions of the applicable indenture and the debt securities. When we refer to "LifePoint," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean LifePoint Hospitals, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

              This section summarizes selected terms of the debt securities that we may offer. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

              We can issue an unlimited amount of debt securities under the indentures. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms that differ from the terms of debt securities of any other series, and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities.

              A prospectus supplement relating to the series of debt securities being offered will describe the specific terms of that series of debt securities, including, where applicable, the following:

  •
  the title and series designation of the series of debt securities and whether the debt securities of the series will be senior debt securities or subordinated debt securities;

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  any limit on the aggregate principal amount of debt securities of the series;

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  the price or prices at which the debt securities of the series will be issued;

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  whether the debt securities will be guaranteed and the terms of any such guarantees;

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  the date or dates on which the principal amount and premium, if any, are payable;

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  the interest rate or rates or the method for calculating the interest rate, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, the date or dates from which interest will accrue and the interest payment date on which interest will be payable, subject to our right, if any, to defer or extend an interest payment date and the duration of that deferral or extension;

  •
  the date or dates on which interest, if any, will be payable and the record dates for payment of interest;

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  the place or places where the principal and premium, if any, and interest, if any, will be payable and where the debt securities of the series can be surrendered for transfer, conversion or exchange;

  •
  our right, if any, to redeem the debt securities and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part;

  •
  any mandatory or optional sinking fund or analogous provisions;

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  if the debt securities of the series will be secured, any provisions relating to the security provided;

  •
  whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected;

  •
  whether any portion of the principal amount of the debt securities of the series will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

  •
  provisions relating to the modification, supplement or waiver of any provisions of the indenture relating to the debt securities of the series both with and without the consent of holders of the debt securities of such series;

  •
  whether the debt securities of the series, in whole or any specified part, will be defeasible pursuant to the indenture and the manner in which any election by us to defease the debt securities of the series will be evidenced;

  •
  the events of default pertaining to the debt securities of the series;

  •
  covenants pertaining to the debt securities of the series;

  •
  if other than U.S. dollars, the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series;

  •
  whether the debt securities of the series may be satisfied and discharged and, if so, the terms and conditions for such satisfaction and discharge;

  •
  any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

  •
  whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture;

  •
  whether the debt securities of the series are to be issued in fully registered form without coupons or are to be issued in the form of one or more global securities in temporary global form or permanent global form;

  •
  whether the debt securities of the series are to be issued in registered or bearer form, the terms and conditions relating to the applicable form, including, but not limited to, tax compliance, registration and transfer procedures and, if in registered form, the denominations in which we will issue the registered securities if other than $1,000 or a multiple thereof and, if in bearer form, the denominations in which we will issue the bearer securities;

  •
  any special United States federal income tax considerations applicable to the debt securities of the series;

  •
  any addition to or change in the covenants set forth in the indenture that apply to the debt securities of the series; and

  •
  any other terms of the debt securities of the series not inconsistent with the provisions of the indenture.

              The prospectus supplement relating to any series of subordinated debt securities being offered also will describe the subordination provisions applicable to that series. In addition, the prospectus supplement relating to a series of subordinated debt securities will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

              Debt securities may be issued at a discount below their principal amount or at a premium above their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

              The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the indenture. Any applicable prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

Subordination Provisions Relating to Subordinated Debt

              Debt securities may be subject to contractual subordination provisions contained in the subordinated debt securities indenture. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before a defined class of "senior indebtedness" is paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness. If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions and the definition of senior indebtedness that apply to the subordinated debt securities.

              If the trustee under the subordinated debt indenture or any holder of the series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of senior indebtedness.

              Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Conversion and Exchange Rights

              The debt securities of a series may be convertible into or exchangeable for certain of our other securities, if at all, according to the terms and conditions described in the applicable prospectus supplement. Such terms will include the conversion or exchange price and any adjustments thereto, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

The Trustees under the Indentures

              A trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or any of our affiliates with the same rights it would have if it were not a trustee. If, however, any trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue to act as trustee or resign.

              The holders of a majority in principal amount of the then outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that if an event of default occurs and is continuing, a trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person in the conduct of its own affairs. Subject to such provisions, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Global Securities

              The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary for such series or a nominee of such successor depositary. The specific terms of the depository arrangement will be described in the applicable prospectus supplement.

Subsidiary Guarantees

              Debt securities may be guaranteed by certain of our domestic subsidiaries. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Applicable Law

              The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

              The following description of our capital stock is not meant to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our fifth amended and restated bylaws.

Authorized Capital Stock

              Our authorized capital stock consists of 90,000,000 authorized shares of common stock, par value $0.01 per share, and 10,000,000 authorized shares of preferred stock, of which 90,000 shares are designated as series A junior participating preferred stock, par value $0.01 per share (the "Series A Preferred Stock"). As of December 31, 2014 approximately 66.3 million shares of our common stock were issued with approximately 21.7 million shares held in treasury for a total of approximately 44.6 million shares, net issued and outstanding. The total number of our shares issued and outstanding excludes 3.9 million shares reserved for issuance upon the vesting of restricted stock units or upon the exercise of stock options for outstanding awards granted under our various stockholder-approved stock-based compensation plans as well as 0.3 million shares reserved for issuance upon the exercise of an issued and outstanding warrant.

Common Stock

              Holders of our common stock are entitled to one vote for each share they hold on all matters voted on by our stockholders, and are not entitled to cumulate votes for the election of directors. Subject to any preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive any dividends that may be declared from time to time by our board of directors out of assets or funds legally available to pay dividends. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of holders of shares of our preferred stock, if any are then outstanding.

Preferred Stock

              We may issue up to 10,000,000 shares of preferred stock. Our board of directors will have the authority to issue preferred stock in one or more series and to fix for each series the voting powers, full, limited or none, and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon, and the number of shares constituting any series and the designations of the series, without any further vote or action by our stockholders. Because the terms of the preferred stock may be fixed by our board of directors without stockholder action, the preferred stock could be issued quickly with terms calculated to defeat a proposed takeover of our company, or to make the removal of our management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of our common stock.

              In connection with the stockholder rights plan that we adopted, our amended and restated certificate of incorporation provides for the issuance of 90,000 shares of preferred stock designated as the Series A Preferred Stock. As of December 31, 2014, there was no Series A Preferred Stock outstanding. For additional information about the Series A Preferred Stock, see "—Preferred Stock Purchase Rights" below.

Preferred Stock Purchase Rights

              We have entered into an amended and restated stockholder rights agreement with American Stock Transfer & Trust Company, LLC, as rights agent. Pursuant to the rights agreement, each outstanding share of our common stock is accompanied by one preferred stock purchase right. Each right entitles its registered holder to purchase from us one one-thousandth of a share of Series A Preferred Stock at a price of $125 per one one-thousandth of a share, subject to adjustment.

              Each share of Series A Preferred Stock will be entitled, when, as and if declared, to a preferential quarterly dividend payment in an amount equal to the greater of $10 or 1,000 times the aggregate of all dividends declared per share of our common stock. In the event of our liquidation, dissolution or winding up, the holders of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions made per share of our common stock. Each share of Series A Preferred Stock will entitle its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in kind) as the case may be, into which or for which each share of our common stock is changed or exchanged. The rights of Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

              Initially, the rights will attach to all our common stock certificates, and no separate rights certificates will be issued. Separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the earlier to occur of the tenth day after:

  •
  a public announcement that a person or group of affiliated or associated persons, which we refer to in this joint proxy statement/prospectus as an acquiring person, has acquired beneficial ownership of 15% or more of our outstanding common stock; or

  •
  a date as may be determined by action of our board of directors following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of our common stock. Prior to the time that a person would otherwise become an acquiring person, however, our board of directors may determine that this person is not an acquiring person for purposes of the rights agreement.

              The rights agreement provides that, until the rights distribution date (or earlier redemption or expiration of the rights):

  •
  the rights will be transferred with and only with the certificates of our common stock,

  •
  common stock certificates issued upon transfer or new issuances of our common stock will contain a notation incorporating the rights agreement by reference, and

  •
  the surrender for transfer of any certificates for our common stock also will constitute the transfer of the rights associated with the common stock represented by the certificate.

              The rights will not be exercisable until the rights distribution date. The rights will expire on February 25, 2019, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

              If a person or group becomes an acquiring person (with certain limited exceptions), each holder of a right will thereafter have the right to receive, upon exercise, our common stock (or, in certain circumstances, Series A Preferred Stock or other similar securities of ours) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the time that a person or group becomes an acquiring person, all rights that are, or (under circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void.

              In the event that we are acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of the right.

              At any time after any person or group becomes an acquiring person and prior to the acquisition by the person or group of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the rights (other than rights owned by the person or group, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock or one one-thousandth of a share of Series A Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), as the case may be, per right (subject to adjustment).

              At any time prior to a person or group becoming an acquiring person, our board of directors may redeem the rights, in whole but not in part, at a redemption price of $0.01 per right. The redemption of the rights may be made effective at that time and on that basis with those conditions that our board of directors, in its sole discretion, may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

              The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after the existence of an acquiring person no amendment may adversely affect the interests of the holders of the rights (other than the acquiring person).

              The number of outstanding rights and the number of one one-thousandths of a share of Series A Preferred Stock issuable upon exercise of each right are subject to adjustment under circumstances specified in the rights agreement.

              Until a right is exercised, the holder thereof, as a holder of the right, will not have any rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

              The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not determined by our board of directors to be in the best interests of all our stockholders. The rights should not interfere with any merger or other business combination approved by our board of directors because, subject to the limitations described above, the rights may be redeemed by us at $0.01 per right prior to the time that a person or group has become an acquiring person.

Anti-Takeover Provisions—Our Amended and Restated Certificate of Incorporation, Our Fifth Amended and Restated Bylaws and the DGCL

              Provisions in our amended and restated certificate of incorporation and fifth amended and restated bylaws might make it harder for a person or group to acquire us through a tender offer, proxy contest or otherwise. These provisions, include, for example, terms providing for:

  •
  the rights described above under the heading "—Preferred Stock Purchase Rights";

  •
  the issuance of "blank check" shares of our preferred stock by our board of directors without the approval of holders of our common stock;

  •
  higher stockholder voting requirements for certain transactions, including business combinations with specified related parties (i.e., a "fair price provision");

  •
  a prohibition on taking actions by written consent of our stockholders;

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  restrictions on who is eligible to call a special meeting of our stockholders;

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  stockholder proposals to be brought before an annual meeting must comply with advance notice procedures;

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  classification of our board of directors into three classes; and

  •
  the removal of directors only for cause and only by a vote of 80% of our outstanding voting power.

              These provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company, although these proposals, if made, might be considered desirable by a majority of our stockholders. A further effect of these provisions (as compared to not including these provisions in our amended and restated certificate of incorporation and fifth amended and restated bylaws) could be to make it more difficult for third parties to cause the replacement of our board of directors. These provisions have been designed to enable us to develop our business and foster our long-term growth without the disruptions caused by the threat of a takeover not deemed by our board of directors to be in the best interest of us and our stockholders.

              We are governed by the provisions of Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time of the transaction in which the person became an interested stockholder. Subject to specified exceptions, for purposes of Section 203, an "interested stockholder" is defined as a person who, together with the person's affiliates and associates, owns, or within three years has owned, 15% or more of the corporation's voting stock. For purposes of Section 203, a "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of either the aggregate market value of the consolidated assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation or which provide the interested stockholder with a financial benefit. These restrictions would not apply if:

  •
  our board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of our company (excluding shares owed by officers, directors, or specified employee purchase plans); or

  •
  at or subsequent to the time the transaction was approved by our board of directors, there was an affirmative vote of at least 66.66% of the outstanding voting stock of our company.

              The business combinations provisions of Section 203 of the DGCL may have the effect of prohibiting, deterring or delaying merger proposals, tender offers or other attempts to effect a change in control of our company that are not negotiated with and approved by our board of directors.

Limited Liability and Indemnification Provisions

              Our amended and restated certificate of incorporation limits, to the fullest extent now or hereafter permitted by the DGCL, the liability of a director to us or our stockholders for monetary damages for breach of his or her fiduciary duties as a director, except for liability:

  •
  for a breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL, relating to prohibited dividends, distributions and repurchases or redemptions of stock; or

  •
  for any transaction from which the director derives an improper personal benefit.

              This provision, however, will have no effect on the availability of equitable remedies, including injunctions and rescissions. Additionally, this provision will not limit liability under state or federal securities laws.

              Our amended and restated certificate of incorporation contains provisions for indemnification of directors and officers to the fullest extent permitted by federal or state securities law. Our amended and restated certificate of incorporation also permits us to maintain and pay premiums on an insurance policy on behalf of our directors and officers covering losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Forum Selection

              Our fifth amended and restated bylaws provides, unless we consent in writing to an alternative forum, that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or other agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located in the State of Delaware or, if no state court located in the State of Delaware has jurisdiction, the federal district court of the District of Delaware). Any person that purchases or otherwise acquires an interest in our stock will be deemed to have notice of and agree to comply with the foregoing provisions.

Stock Exchange Listing

              Our common stock is listed on the Nasdaq Global Select Market under the symbol "LPNT."

Transfer Agent and Registrar

              The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar designated for our common stock will be identified in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

              We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

              This section summarizes the general terms of the warrants that we may offer. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. A prospectus supplement will describe the specific terms of the particular series of warrants offered thereby, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the applicable prospectus supplement do not describe every aspect of the warrants. If any particular terms of a series of warrants described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating an offering of our warrants, you also should refer to all the provisions of the applicable warrant agreement, the certificates representing the warrants and the specific descriptions in the applicable prospectus supplement. The applicable warrant agreement and warrant certificates will be filed as exhibits to or incorporated by reference in the registration statement.

General

              A prospectus supplement, as well as the related warrant agreement and warrant certificates, will describe the terms of the series of warrants being offered, including the following, where applicable:

  •
  the principal amount or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

  •
  the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

  •
  the procedures and conditions relating to the exercise of the warrants;

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  the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

  •
  the offering price of the warrants, if any;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  a discussion of any special United States federal income tax considerations applicable to the warrants;

  •
  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of the warrants, if any;

  •
  antidilution provisions of the warrants, if any; and

  •
  any other material terms of the warrants.

Exercise of Warrants

              A warrant will entitle the holder to purchase that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to that series of warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. Eastern Standard Time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. Eastern Standard Time on the expiration date, unexercised warrants will become void. Upon receipt of payment of the exercise price and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

              Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of such warrants and will not be entitled to:

  •
  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

  •
  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

              Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

              We may offer and sell the securities described in this prospectus from time to time. We may sell the securities to one or more underwriters for public offering and sale by them; directly to investors; through agents or dealers; or we may use a combination of these methods. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors in those jurisdictions where we are authorized to do so.

              The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter at the time of sale.

              If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

              If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

              Any underwriter, dealer or agent that will participate in a distribution of securities will be identified in the applicable prospectus supplement or other offering materials.

              Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

              Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Global Select Market or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

              In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

              If so indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase securities from us or the dealers at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but such contracts will in all cases be subject to approval by us.

              In the event we sell securities directly to investors, no underwriters, agents or dealers would be involved. We may use electronic media, including the internet, to offer and sell securities directly.

              The securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. We may enter into agreements with remarketing firms that entitle them to indemnification by us against certain liabilities, including liabilities under the Securities Act.

              We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement will indicate, in connection with those derivatives, if such third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

              The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any such securities.

              One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

LEGAL MATTERS

              The validity of the notes offered hereby will be passed upon for us by White & Case LLP, New York, New York. Certain matters under Alabama law, Florida law, Tennessee law and Texas law will be passed upon by Waller Lansden Dortch & Davis, LLP. Certain matters under Arizona law will be passed upon by Coppersmith Brockelman PLC. Certain matters under Colorado law will be passed upon by Gordon & Rees, LLP. Certain matters under Indiana law will be passed upon by Bingham Greenebaum Doll LLP. Certain matters under Kansas law will be passed upon by Polsinelli PC. Certain matters under Kentucky law, Mississippi law, Virginia law and West Virginia law will be passed upon by Hancock, Daniel, Johnson & Nagle, P.C. Certain matters under Louisiana law will be passed upon by Taylor Porter Brooks & Phillips, L.L.P. Certain matters under Michigan law will be passed upon by Plunkett Cooney, P.C. Certain matters under Nevada law will be passed upon by Gordon & Silver, Ltd. Certain matters under New Mexico law will be passed upon by Lewis Roca Rothgerber LLP. Certain matters under Oregon law and Washington law will be passed upon by Stoel Rives LLP. Certain matters under Pennsylvania law will be passed upon by Stradley Ronon Stevens & Young, LLP.

EXPERTS

              The consolidated financial statements of LifePoint Hospitals, Inc., included in LifePoint Hospitals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of LifePoint Hospitals, Inc.'s internal control over financial reporting as of December 31, 2014 (excluding the internal control over financial reporting of Wilson Medical Center, Rutherford Regional Medical Center, Haywood Regional Medical Center, Harris Regional Hospital, Swain County Hospital, Conemaugh Memorial Medical Center, Meyersdale Medical Center and Miners Medical Center), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of LifePoint Hospitals, Inc.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Wilson Medical Center, Rutherford Regional Medical Center, Haywood Regional Medical Center, Harris Regional Hospital, Swain County Hospital, Conemaugh Memorial Medical Center, Meyersdale Medical Center and Miners Medical Center from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

              We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

              This prospectus incorporates by reference the documents set forth below that LifePoint has previously filed with the SEC. These documents contain important information about LifePoint. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

  •
  Proxy Statement on Schedule 14A filed with the SEC on April 23, 2014.

              We are also incorporating by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and termination or completion of this exchange offer (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

              You can obtain any of the documents incorporated by reference through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

LifePoint Hospitals, Inc.

Attention: Investor Relations
330 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: (615) 920-7000

              You can also get more information by visiting our investor relations website at http://www.lifepointhospitals.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus and you should not rely on that information.

$300,000,000

LifePoint Health, Inc.

        % Senior Notes due 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

NOVEMBER     , 2015

Citigroup
Barclays
BofA Merrill Lynch
Goldman, Sachs & Co.
J.P. Morgan
UBS Investment Bank
Fifth Third Securities
Mitsubishi UFJ Securities
SunTrust Robinson Humphrey
Credit Agricole CIB
Regions Securities LLC
SMBC Nikko